Exhibit 10.1

SECURITIES PURCHASE AGREEMENT

This Securities Purchase Agreement (this “Agreement”) is dated as of September 14, 2026, between Abits Group Inc, a British Virgin Islands company (the “Company”), and each purchaser identified on the signature pages hereto (including their respective successors and assigns, each a “Purchaser” and collectively, the “Purchasers”).

WHEREAS, subject to the terms and conditions set forth in this Agreement and pursuant to Section 4(a)(2) of the Securities Act, including Rule 506 promulgated thereunder, the Company desires to issue and sell to each Purchaser, and each Purchaser, severally and not jointly, desires to purchase from the Company, securities of the Company as more fully described in this Agreement.

NOW, THEREFORE, IN CONSIDERATION of the mutual covenants contained in this Agreement, and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the Company and each Purchaser agree as follows:

1.	Definitions. In addition to the terms defined elsewhere in this Agreement, for all purposes of this Agreement, the following terms have the meanings set forth in this Section 1:

1.1. “Acquiring Person” shall have the meaning ascribed to such term in Section 4.5.

1.2. “Action” shall have the meaning ascribed to such term in Section 3.1.10.

1.3. “Affiliate” means any Person that, directly or indirectly through one or more intermediaries, controls or is controlled by or is under common control with a Person, as such terms are used in and construed under Rule 405 under the Securities Act.

1.4. “Agreement” shall have the meaning ascribed to such term in the Preamble.

1.5. “BHCA” shall have the meaning ascribed to such term in Section 3.1.42.

1.6. “Board of Directors” means the board of directors of the Company.

1.7. “Business Day” means a Calendar Day other than a Saturday, Sunday or any other Calendar Day which is a federal legal holiday in the United States or any Calendar Day on which the commercial banks in the City of New York are required by law or other governmental action to close, provided that the commercial banks in the City of New York shall not be deemed to be required to be closed due to a “stay at home,” “shelter in place,” “non-essential employee” or similar orders or restrictions or the closure of any physical branch locations at the direction of any governmental authority so long as the electronic funds transfer systems (including for wire transfers) of commercial banks in the City of New York generally are open for use by customers on such Calendar Day.

1.8. “Buy-In Price” shall have the meaning ascribed to such term in Section 4.1.4.

1.9. “Calendar Day” means each and every day of the week (Sunday, Monday, Tuesday, Wednesday, Thursday, Friday and Saturday).

1.10. “Closing” means the closing of the purchase and sale of the Securities pursuant to Section 2.1.

1.11. “Closing Date” means the Trading Day on which all of the Transaction Documents have been executed and delivered by the applicable parties thereto, and all conditions precedent to (i) the Purchasers’ obligations to pay the Subscription Amount and (ii) the Company’s obligations to deliver the Securities, in each case, have been satisfied or waived.

1.12. “Code” means the Internal Revenue Code of 1986, as amended.

1.13. “Commission” means the United States Securities and Exchange Commission.

1.14. “Company” shall have the meaning ascribed to such term in the Preamble.

1.15. “Company Counsel” means with respect to U.S. federal securities law and Delaware law, Kaufman & Canoles, P.C., Two James Center, 1021 East Cary Street, Suite 1400, Richmond, Virginia 23219.

1.16. “Disclosure Schedules” means the Disclosure Schedules of the Company delivered concurrently herewith.

1.17. “Disclosure Time” means, (i) if this Agreement is signed on a Calendar Day that is not a Trading Day or after 9:00 a.m. (New York City time) and before midnight (New York City time) on any Trading Day, 9:01 a.m. (New York City time) on the Trading Day immediately following the date hereof, unless otherwise instructed as to an earlier time by the Placement Agent, and (ii) if this Agreement is signed between midnight (New York City time) and 9:00 a.m. (New York City time) on any Trading Day, no later than 9:01 a.m. (New York City time) on the date hereof, unless otherwise instructed as to an earlier time by the Placement Agent.

1.18. “Disqualification Event” shall have the meaning ascribed to such term in Section 3.1.44.

1.19. “ELOC” means the Equity Purchase Agreement, dated as of the date hereof, by and between the Company and Shakawe Capital LLC (which shall be the sole Purchaser party to the ELOC), in the form attached hereto as Exhibit 1.19, as the same may be amended, supplemented or otherwise modified from time to time in accordance with its terms.

1.20. “Escrow Agent” means Sichenzia Ross Ference Carmel LLP.

1.21. “Escrow Agreement” means the escrow agreement to be entered into on or prior to the Closing Date, by and among the Company, the Escrow Agent and the Placement Agent pursuant to which the Purchasers shall deposit Subscription Amounts with the Escrow Agent to be applied to the transactions contemplated hereunder per the tranche schedule in Section 2.2.

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1.22. “Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

1.23. “Exempt Issuance” means (i) any conventional bank loans that are not convertible into, or exercisable or exchangeable for, Ordinary Shares or Ordinary Share Equivalents and do not involve any issuance of any Ordinary Shares or Ordinary Share Equivalents or other security of the Company in connection therewith; (ii) Ordinary Shares or options issued to employees, officers or directors of the Company pursuant to the Company’s equity incentive plans or pursuant to the compensation agreements previously authorized by the Board of Directors; (iii) securities issued upon the exercise or exchange of or conversion of any Securities issued hereunder or pursuant to any instrument or agreement in effect as of the date hereof; (iv) any issuance of Ordinary Shares pursuant to the ELOC and (v) securities issued pursuant to acquisitions or strategic transactions (whether by merger, consolidation, purchase of equity, purchase of assets, reorganization or otherwise) approved by a majority of the disinterested directors of the Company, provided that such securities are issued as “restricted securities” (as defined in Rule 144) and carry no registration rights that require or permit the filing of any registration statement in connection therewith during the one hundred and eighty (180) days following the Closing Date, and provided that any such issuance shall only be to a Person (or to the equity holders of a Person) which is, itself or through its subsidiaries, an operating company or an owner of an asset in a business synergistic with the business of the Company and shall provide to the Company additional benefits in addition to the investment of funds, but shall not include a transaction in which the Company is issuing securities primarily for the purpose of raising capital or to an entity whose primary business is investing in securities.

1.24. “FCPA” means the Foreign Corrupt Practices Act of 1977, as amended.

1.25. “Federal Reserve” shall have the meaning ascribed to such term in Section 3.1.42.

1.26. “Indebtedness” shall have the meaning ascribed to such term in Section 3.1.28.

1.27. “Intellectual Property Rights” shall have the meaning ascribed to such term in Section 3.1.16.

1.28. “Issuer Covered Person” shall have the meaning ascribed to such term in Section 3.1.44.

1.29. “IT Systems and Data” shall have the meaning ascribed to such term in Section 3.1.47.

1.30. “Legend Removal Date” shall have the meaning ascribed to such term in Section 4.1.3.

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1.31. “Liens” means a lien, charge, pledge, security interest, encumbrance, right of first refusal, preemptive right or other restriction.

1.32. “Lock-Up Agreement” means each Lock-Up Agreement in the form of Exhibit 1.32.1 attached hereto, dated as of the date hereof, by and between the Company and each of the directors, executive officers, and the shareholders identified on Exhibit 1.32.2 attached hereto.

1.33. “Material Adverse Effect” shall have the meaning assigned to such term in Section 3.1.2.

1.34. “Material Permits” shall have the meaning ascribed to such term in Section 3.1.14.

1.35. “Money Laundering Laws” shall have the meaning ascribed to such term in Section 3.1.43.

1.36. “Note” means the promissory note issued by the Company to the Purchaser pursuant to this Agreement, in the form attached hereto as Exhibit 1.36.1, and “Notes” means all such promissory notes, collectively.

1.37. “Note Shares” means the Ordinary Shares, if any, issuable to the Purchasers pursuant to the terms of the Notes and the other Transaction Documents, as set forth in the form of Note attached hereto as Exhibit 1.36.1.

1.38. “OFAC” shall have the meaning ascribed to such term in Section 3.1.40.

1.39. “Ordinary Share Equivalents” means any securities of the Company or the Subsidiaries which would entitle the holder thereof to acquire at any time Ordinary Shares, including, without limitation, any debt, right, option, warrant or other instrument that is at any time convertible into or exercisable or exchangeable for, or otherwise entitles the holder thereof to receive, Ordinary Shares.

1.40. “Ordinary Shares” means the ordinary shares of the Company, no par value per share, and any other class of securities into which such securities may hereafter be reclassified or changed.

1.41. “Person” means an individual or corporation, partnership, trust, incorporated or unincorporated association, joint venture, limited liability company, joint stock company, government (or an agency or subdivision thereof) or other entity of any kind.

1.42. “Placement Agent” means, collectively, RBW Capital Partners LLC and Dawson James Securities, Inc.

1.43. “Placement Agent Agreement” means the placement agent agreement, dated on or about the date hereof, between the Company and the Placement Agent relating to the purchase and sale of the Securities under this Agreement and the purchase and sale of Securities to other accredited investors pursuant to the terms of such Placement Agent Agreement.

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1.44. “Proceeding” means an action, claim, suit, investigation or proceeding (including, without limitation, an informal investigation or partial proceeding, such as a deposition), whether commenced or, to the knowledge of the Company, threatened.

1.45. “Public Information Failure” shall have the meaning ascribed to such term in Section 4.2.2.

1.46. “Purchaser” shall have the meaning ascribed to such term in the Preamble.

1.47. “Purchaser Party” shall have the meaning ascribed to such term in Section 4.8.

1.48. “Registration Rights Agreement” means the Registration Rights Agreement, dated as of the date hereof, by and among the Company and the Investor (as defined in the ELOC), in the form of Exhibit 1.48 attached hereto.

1.49. Reserved

1.50. “Required Approvals” shall have the meaning ascribed to such term in Section 3.1.5.

1.51. “Resale Effective Date” means the earliest of the date that (a) one or more registration statements registering for resale all Note Shares have been declared effective by the Commission, (b) all of the Note Shares have been sold pursuant to Rule 144 or may be sold pursuant to Rule 144 without the requirement for the Company to be in compliance with the current public information required under Rule 144 and without volume or manner-of-sale restrictions, (c) following the one year anniversary of the Closing Date provided that the applicable holder of Note Shares is not an Affiliate of the Company, or (d) all of the Note Shares may be sold pursuant to an exemption from registration under Section 4(a)(1) of the Securities Act without volume or manner-of-sale restrictions and Company Counsel has delivered to such holders a standing written unqualified opinion that resales may then be made by such holders of the Note Shares pursuant to such exemption which opinion shall be in form and substance reasonably acceptable to such holders.

1.52. Reserved

1.53. “Rule 144” means Rule 144 promulgated by the Commission pursuant to the Securities Act, as such Rule may be amended or interpreted from time to time, or any similar rule or regulation hereafter adopted by the Commission having substantially the same purpose and effect as such Rule.

1.54. “Rule 424” means Rule 424 promulgated by the Commission pursuant to the Securities Act, as such Rule may be amended or interpreted from time to time, or any similar rule or regulation hereafter adopted by the Commission having substantially the same purpose and effect as such Rule.

1.55. “SEC Reports” shall have the meaning ascribed to such term in Section 3.1.8.

1.56. “Securities” means the Notes and the Note Shares.

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1.57. “Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

1.58. “Short Sales” means all “short sales” as defined in Rule 200 of Regulation SHO under the Exchange Act (but shall not be deemed to include locating and/or borrowing Ordinary Shares).

1.59. “Subscription Amount” means, as to each Purchaser, the aggregate amount to be paid for the Securities purchased hereunder as specified below such Purchaser’s name on the signature page of this Agreement and next to the heading “Subscription Amount,” in United States dollars and in immediately available funds.

1.60. “Subsidiary” means any subsidiary of the Company as set forth in Schedule 3.1.1 and shall, where applicable, also include any direct or indirect subsidiary of the Company formed or acquired after the date hereof.

1.61. “Trading Day” means, as applicable, (x) with respect to all price or trading volume determinations relating to the Ordinary Shares, any day on which the Ordinary Shares are traded on the Trading Market, or, if the Trading Market is not the principal trading market for the Ordinary Shares, then the principal securities exchange or securities market on which the Ordinary Shares are then traded, provided that “Trading Day” shall not include any day on which the Ordinary Shares are scheduled to trade on such exchange or market for less than 4.5 hours or any day that the Ordinary Shares are suspended from trading during the final hour of trading on such exchange or market (or if such exchange or market does not designate in advance the closing time of trading on such exchange or market, then during the hour ending at 4:00 p.m., New York time) unless such day is otherwise designated as a Trading Day in writing by the Purchaser or (y) with respect to all determinations other than price determinations relating to the Ordinary Shares, any day on which The Nasdaq Stock Market LLC (or any successor thereto) is open for trading of securities.

1.62. “Trading Market” means any of the following markets or exchanges on which the Ordinary Shares are listed or quoted for trading on the date in question: the NYSE American, the Nasdaq Capital Market, the Nasdaq Global Market, the Nasdaq Global Select Market, the New York Stock Exchange, the OTCQB, OTCQX, Pink Open Market (or any successors to any of the foregoing).

1.63. “Transaction Documents” means this Agreement, the Notes, the Registration Rights Agreement, the Escrow Agreement, the Lock-Up Agreements, the ELOC, the Transfer Agent Instruction Letter, and all exhibits and schedules thereto and hereto and any other documents or agreements executed in connection with the transactions contemplated hereunder.

1.64. “Transfer Agent” means TranShare Corporation, the current transfer agent and registrar of the Company’s Ordinary Shares, with a mailing address of Bayside Center 1, 17755 US Highway 19 N, Suite 140, Clearwater, FL 33764, and any successor transfer agent of the Company.

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1.65. “Transfer Agent Instruction Letter” means the irrevocable letter from the Company to the Transfer Agent and acknowledged by the Transfer Agent in form and substance reasonably acceptable to the Purchasers and the Placement Agent, irrevocably instructing the Transfer Agent to reserve and/or issue the Securities and all Ordinary Shares issuable under the Notes, the ELOC and the other Transaction Documents in accordance with their terms.

1.66. “U.S. GAAP” shall have the meaning ascribed to such term in Section 3.1.8.

1.67. “Variable Rate Transaction” means a transaction in which the Company (i) issues or sells any Ordinary Shares or Ordinary Share Equivalents either (A) at a conversion price, exercise price or exchange rate or other price that is based upon, and/or varies with, the trading prices of or quotations for the Ordinary Shares at any time after the initial issuance of such debt or equity securities or (B) with a conversion, exercise or exchange price that is subject to being reset at some future date after the initial issuance of such debt or equity security or upon the occurrence of specified or contingent events directly or indirectly related to the business of the Company or the market for the Ordinary Shares, other than in connection with customary anti-dilution adjustments resulting from future stock splits, stock dividends or similar transactions, or (ii) issues or sells any amortizing convertible security that amortizes prior to its maturity date, whereby it is required to or has the option to (or the investor in such security has the option to require the Company to) make such amortization payments in Ordinary Shares (whether or not such payments in share are subject to certain equity conditions), (iii) enters into, or effects a transaction under, any agreement, including, but not limited to, an equity line of credit or “at-the-market” offering, whereby it may sell securities at a future determined price, regardless of whether Shares pursuant to such agreement have actually been issued and regardless of whether such agreement is subsequently canceled, or (iv) issues or sells any equity or debt securities, including without limitation, Ordinary Shares or Ordinary Share Equivalents, that are subject to or contain any put, call, redemption, buy-back, price-reset or other similar provision or mechanism (including, without limitation, a “Black-Scholes” put or call right, other than in connection with a “fundamental transaction”) that provides for the issuance of additional equity securities of the Company or the payment of cash by the Company; provided that any issuance of Ordinary Shares under the ELOC, the conversion of the Note, or the issuance of the Note Shares upon conversion of the Notes will not be deemed a Variable Rate Transaction.

1.68. “VWAP” means, for any date, the price determined by the first of the following clauses that applies: (a) if the Ordinary Shares are then listed or quoted on a Trading Market, the daily volume weighted average price of the Ordinary Shares for such date (or the nearest preceding date) on the Trading Market on which the Ordinary Shares are then listed or quoted as reported by Bloomberg L.P. (based on a Trading Day from 9:30 a.m. (New York City time) to 4:00 p.m. (New York City time)), (b) if OTCQB or OTCQX is not a Trading Market, the volume weighted average price of the Ordinary Shares for such date (or the nearest preceding date) on OTCQB or OTCQX as applicable, (c) if the Ordinary Shares are not then listed or quoted for trading on OTCQB or OTCQX and if prices for the Ordinary Shares are then reported on the OTC Pink (or a similar organization or agency succeeding to its functions of reporting prices), the most recent bid price per Ordinary Shares so reported, or (d) in all other cases, the fair market value of the Ordinary Shares as determined by an independent appraiser selected in good faith by the Purchasers of a majority in interest of the Securities then outstanding and reasonably acceptable to the Company, the fees and expenses of which shall be paid by the Company.

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2.	Purchase and Sale.

2.1. Closing. On the Closing Date, upon the terms and subject to the conditions set forth herein, substantially concurrent with the execution and delivery of this Agreement by the parties hereto, the Company agrees to sell, and the Purchasers, severally and not jointly, agree to purchase, the following Securities: one or more convertible promissory notes of the Company (each, a “Note” and collectively, the “Notes”) in an aggregate original principal amount of up to US$16,470,588.24, for an aggregate purchase price of up to US$14,000,000, reflecting a fifteen percent (15%) original issue discount and thirteen percent (13%) interest fully guaranteed for twelve (12) months, to be funded in tranches as set forth in Section 2.2. The Subscription Amount shall be payable by the Purchasers in installments in accordance with Section 2.2. At the Closing, the Company shall deliver to each Purchaser a Note in the applicable principal amount corresponding to such Purchaser’s Subscription Amount (for the avoidance of doubt, reflecting the full principal amount of such Note, notwithstanding that portions of such Purchaser’s Subscription Amount are payable in installments after the Closing Date pursuant to Section 2.2), and the Company and each Purchaser shall deliver the other items set forth in Sections 2.3.1 and 2.3.2 deliverable at the Closing. Upon satisfaction of the covenants and conditions set forth in Sections 2.4.1 and 2.4.2, the Closing shall occur remotely by electronic transfer of the Closing documentation or at such location as the parties shall mutually agree.

2.2. Funding of Subscription Amount.

2.2.1. Tranches. Each Purchaser’s Subscription Amount shall be payable in three installments (each, a “Tranche”), and with respect to each Tranche each Purchaser shall be severally, and not jointly, obligated to fund only its Tranche Percentage of such Tranche. “Tranche Percentage” means, as to each Purchaser, the percentage set forth below such Purchaser’s name on its signature page next to the heading “Tranche Percentage,” equal to the quotient (expressed as a percentage) of such Purchaser’s Subscription Amount divided by the aggregate Subscription Amounts of all Purchasers. The Tranches shall be payable as follows:

2.2.2. Tranche 1: An aggregate amount for all Purchasers equal to US$8,000,000 (the “Initial Tranche Amount”), shall be payable (as to each Purchaser, in an amount equal to its Tranche Percentage thereof) on or prior to the Closing Date;

2.2.3. Tranche 2: An aggregate amount for all Purchasers equal to up to US$2,500,000 (the “Second Tranche Amount”), shall be payable (as to each Purchaser, in an amount equal to its Tranche Percentage thereof) upon the filing by the Company with the Commission of the F-1 registration statement relating to the ELOC (the “F-1 Filing Date”); provided that no Purchaser shall have any obligation to fund the Second Tranche Amount unless all of the conditions set forth in Sections 2.2.5 and 2.4.2 have been and continue to be satisfied as of the F-1 Filing Date; and

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2.2.4. Tranche 3: An aggregate amount for all Purchasers equal to up to US$3,500,000 (the “Third Tranche Amount”), shall be payable (as to each Purchaser, in an amount equal to its Tranche Percentage thereof) within ten (10) Calendar Days following the date on which the F-1 registration statement relating to the ELOC is declared effective by the Commission (the “ELOC Effectiveness Date”); provided that no Purchaser shall have any obligation to fund the Third Tranche Amount unless all of the conditions set forth in Sections 2.2.5 and 2.4.2 have been and continue to be satisfied as of the applicable funding date.

2.2.5. Additional Conditions to Tranche 2 and Tranche 3. Notwithstanding anything to the contrary in this Agreement, the obligation of each Purchaser to fund the Second Tranche Amount (Tranche 2) and the Third Tranche Amount (Tranche 3) is further subject to the satisfaction (or waiver in writing by such Purchaser) of each of the following (collectively, the “Subsequent Funding Conditions”), at or prior to the funding of the applicable Tranche: (i) the Company shall have obtained all shareholder or director authority necessary, as applicable under the laws of the British Virgin Islands and the Company’s memorandum and articles of association, to effect one or more additional reverse splits of its issued and outstanding Ordinary Shares up to a maximum aggregate ratio of 250:1, it being acknowledged that such authority may be given by resolution of directors; (ii) the Purchasers shall have been permitted to nominate up to three (3) members of the Board of Directors to replace current members of the Board of Directors following the Closing and the Board of Directors shall have taken all such action to cause the appointment of such nominees; (iii) the Company shall have executed the ELOC and all related documents simultaneously with the Closing and shall have filed the F-1 registration statement relating to the ELOC with the Commission within fifteen (15) Calendar Days after the Closing Date; (iv) the Company shall have established a U.S. subsidiary and a related bank account, or shall have added its new Chief Executive Officer to the Company’s current bank account; and (v) solely with respect to the funding of Tranche 3, the F-1 registration statement relating to the ELOC shall have been declared effective by the Commission no later than forty-five (45) Calendar Days following the Closing Date. The Company shall deliver to the Purchasers and the Placement Agent such evidence of the satisfaction of these conditions as the Purchasers may reasonably request; provided that, to the extent the Company has validly elected to follow the home country practice of its jurisdiction of incorporation pursuant to Nasdaq Listing Rule 5615(a)(3) (or any successor rule thereto) in lieu of a shareholder approval requirement of the Trading Market that would otherwise apply, and such election has been publicly disclosed in accordance with the requirements of the Trading Market, such approval shall be deemed obtained with respect to the requirement(s) covered by such election for so long as such election remains validly made and in full force and effect. The Company shall not withdraw, revoke or modify any such election without the prior written consent of the Purchasers.

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2.2.6. Funding Mechanics. Each Tranche shall be funded by wire transfer of immediately available funds to the Escrow Agent in accordance with the Escrow Agreement. With respect to Tranche 1, each Purchaser shall deposit its Tranche Percentage of the Initial Tranche Amount with the Escrow Agent on or prior to the Closing Date. With respect to Tranche 2 and Tranche 3, the Company shall provide written notice to the Purchasers and the Placement Agent promptly upon the occurrence of the F-1 Filing Date and the ELOC Effectiveness Date, respectively (each, a ‘Funding Notice’), and each Purchaser shall deposit its Tranche Percentage of the Second Tranche Amount no later than two (2) Business Days after receipt of the applicable Funding Notice and its Tranche Percentage of the Third Tranche Amount no later than ten (10) Calendar Days following the ELOC Effectiveness Date. Each Purchaser shall, upon the Company’s reasonable request, deliver to the Company evidence reasonably satisfactory to the Company of such Purchaser’s financial capacity to fund the remaining Tranches (such as a bank or brokerage statement or a proof-of-funds letter). Each Tranche shall be released from escrow to the Company upon the occurrence of the applicable funding trigger event set forth in Section 2.2 and, in the case of Tranche 2 and Tranche 3, the satisfaction of the additional conditions set forth in Section 2.2.5 above, in each case in accordance with the terms of the Escrow Agreement and upon delivery of joint written instructions to the Escrow Agent by the Purchasers, the Placement Agent and the Company.

2.3. Deliveries.

2.3.1. The Company shall deliver or cause to be delivered to each Purchaser or the Placement Agent, as appropriate, the following at the times stated:

2.3.1.1 on the date hereof:

2.3.1.1.1. this Agreement duly executed by the Company.

2.3.1.1.2. the Placement Agent Agreement, duly executed by the Company.

2.3.1.1.3. a certificate executed by the Chief Financial Officer of the Company in customary form reasonably satisfactory to the Placement Agent.

2.3.1.1.4. the Lock-Up Agreements, duly executed and delivered by each party identified on Exhibit 1.32.2 and otherwise in the form attached as Exhibit 1.32.1

2.3.1.1.5. the Registration Rights Agreement duly executed by the Company.

2.3.1.2 on or prior to the Closing Date:

2.3.1.2.1. one or more legal opinions of Company Counsel and counsel qualified in the laws of the British Virgin Islands, addressed to the Placement Agent and the Purchasers, in form and substance reasonably acceptable to the Placement Agent and the Purchasers which are customarily delivered in transactions of the type contemplated by the Transaction Documents.

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2.3.1.2.2. a duly executed and delivered Officers’ Certificate and Secretary’s, in customary form reasonably satisfactory to the Placement Agent.

2.3.1.2.3. the Escrow Agreement, duly executed by the Company.

2.3.1.2.4. the ELOC, duly executed by the Company.

2.3.1.2.5. evidence reasonably satisfactory to the Investor (as defined in the ELOC) of the issuance and delivery to such Investor of the Commitment Shares (as defined in the ELOC) issuable on the Closing Date pursuant to Section 6.4 of the ELOC; provided that such Commitment Shares, at the election of such Investor, may instead be issued in the form of pre-funded warrants exercisable for Ordinary Shares.

2.3.1.2.6. a Note, duly executed by the Company and registered in the name of such Purchaser, in the applicable principal amount corresponding to such Purchaser’s Subscription Amount.

2.3.1.2.7. the Transfer Agent Instruction Letter duly executed by the Company and Transfer Agent in form and substance reasonably acceptable to the Purchasers and the Placement Agent, irrevocably instructing the Transfer Agent to reserve and/or issue the Securities and all Ordinary Shares issuable under the Notes, the ELOC and the other Transaction Documents in accordance with their terms.

2.3.2. Each Purchaser, and the Placement Agent, as applicable, shall deliver or cause to be delivered to the Company or the Escrow Agent, as applicable, the following at the times stated:

2.3.2.1 on the date hereof:

2.3.2.1.1. this Agreement duly executed by such Purchaser.

2.3.2.1.2. the Registration Rights Agreement duly executed by such Purchaser.

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2.3.2.2 on or prior to the Closing Date:

2.3.2.2.1. such Purchaser’s Tranche Percentage of the Initial Tranche Amount by wire transfer to the escrow account specified in writing by the Company or its designee.

2.3.2.2.2. the Escrow Agreement, duly executed by the Placement Agent.

2.3.2.2.3. joint written instructions to the Escrow Agent, duly executed by the Placement Agent.

2.3.2.2.4. the Placement Agent Agreement, duly executed by the Placement Agent.

2.3.2.2.5. the ELOC, duly executed by Shakawe Capital LLC.

2.4. Closing Conditions.

2.4.1. The respective obligations of the Company hereunder in connection with the Closing and the funding of each Tranche are subject to each of the following conditions being satisfied (or waived in writing by the Company) as of the Closing Date and, with respect to each Tranche funded after the Closing Date, as of the applicable funding date for such Tranche. If any such condition is not satisfied (or so waived) as of the applicable funding date, the Company shall have no obligation to issue and sell the Securities in respect of such Tranche, without any liability to the Company:

2.4.1.1 the accuracy in all material respects (or, to the extent representations or warranties are qualified by materiality or Material Adverse Effect, in all respects) when made and on the Closing Date of the representations and warranties of the Purchasers contained herein (unless as of a specific date therein in which case they shall be accurate as of such date).

2.4.1.2 all obligations, covenants and agreements of each Purchaser required to be performed at or prior to the Closing Date shall have been performed.

2.4.1.3 the delivery by each Purchaser of the items set forth in Section 2.3.2 of this Agreement

2.4.1.4 the delivery of the Placement Agent Agreement, duly executed by the Placement Agent.

2.4.2. The respective obligations of the Purchasers hereunder in connection with the Closing and the funding of each Tranche are subject to each of the following conditions being satisfied (or waived in writing by such Purchaser) as of the Closing Date and, with respect to each Tranche funded after the Closing Date, as of the applicable funding date for such Tranche. If any such condition is not satisfied (or so waived) as of the applicable funding date, such Purchaser shall have no obligation to fund the Subscription Amount (or the applicable portion thereof) in respect of such Tranche, without any liability to such Purchaser:

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2.4.2.1 the accuracy in all material respects (or, to the extent representations or warranties are qualified by materiality or Material Adverse Effect, in all respects) when made, on the Closing Date and, with respect to the funding of any Tranche after the Closing Date, as of the applicable funding date, of the representations and warranties of the Company contained herein (unless as of a specific date therein in which case they shall be accurate as of such date).

2.4.2.2 all obligations, covenants and agreements of the Company required to be performed at or prior to the Closing Date (and, with respect to the funding of any Tranche after the Closing Date, at or prior to the applicable funding date) shall have been performed.

2.4.2.3 the delivery by the Company of the items set forth in Section 2.3.1 of this Agreement.

2.4.2.4 there shall have been no Material Adverse Effect with respect to the Company or its Subsidiaries since the date hereof and no event, circumstance, development or condition shall have occurred that could reasonably be expected to result in a Material Adverse Effect or a default by the Company under any Transaction Document.

2.4.2.5 from the date hereof to the Closing Date, trading in the Ordinary Shares shall not have been suspended, limited or halted by the Commission or the Company’s principal Trading Market, and, at any time prior to the Closing Date, trading in securities generally as reported by Bloomberg L.P. shall not have been suspended or limited, or minimum prices shall not have been established on securities whose trades are reported by such service, or on any Trading Market, nor shall a banking moratorium have been declared either by the United States or New York State authorities.

3.	Representations and Warranties.

3.1. Representations and Warranties of the Company. The Company hereby makes the following representations and warranties to each Purchaser:

3.1.1. Subsidiaries. All of the direct and indirect subsidiaries of the Company are set forth on Schedule 3.1.1. The Company owns, directly or indirectly, all of the capital stock or other equity interests of each Subsidiary free and clear of any Liens, and all of the issued and outstanding shares of capital stock of each Subsidiary are validly issued and are fully paid, non-assessable and free of preemptive and similar rights to subscribe for or purchase securities. If the Company has no subsidiaries, all other references to the Subsidiaries or any of them in the Transaction Documents shall be disregarded.

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3.1.2. Organization and Qualification. Each of the Company and its Subsidiaries is an entity duly incorporated or otherwise organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation or organization, with the requisite power and authority to own and use its properties and assets and to carry on its business as currently conducted. Neither the Company nor any Subsidiary is in violation nor default of any of the provisions of its respective certificate or articles of incorporation, bylaws or other organizational or charter documents. Each of the Company and the Subsidiaries is duly qualified to conduct business and is in good standing as a foreign corporation or other entity in each jurisdiction in which the nature of the business conducted or property owned by it makes such qualification necessary, except where the failure to be so qualified or in good standing, as the case may be, could not have or reasonably be expected to result in: (i) a material adverse effect on the legality, validity or enforceability of any Transaction Document, (ii) a material adverse effect on the results of operations, assets, business, prospects or condition (financial or otherwise) of the Company and the Subsidiaries, taken as a whole, or (iii) a material adverse effect on the Company’s ability to perform in any material respect on a timely basis its obligations under any Transaction Document (any of (i), (ii) or (iii), a “Material Adverse Effect”; provided, however, that “Material Adverse Effect” shall not include any event, occurrence, fact, condition or change, directly or indirectly, arising out of or attributable to: (i) the announcement, pendency or completion of the transactions contemplated by the Transaction Documents or (ii) any action required or permitted by the Transaction Documents or any action taken (or omitted to be taken) with the written consent of or at the written request of the Purchasers). As to all Company and Subsidiary power, authority and qualification, no Proceeding has been instituted in any such jurisdiction revoking, limiting or curtailing or seeking to revoke, limit or curtail such power and authority or qualification.

3.1.3. Authorization; Enforcement. The Company has the requisite corporate power and authority to enter into and to consummate the transactions contemplated by this Agreement and each of the other Transaction Documents and otherwise to carry out its obligations hereunder and thereunder. The execution and delivery of this Agreement and each of the other Transaction Documents by the Company and the consummation by it of the transactions contemplated hereby and thereby have been duly authorized by all necessary action on the part of the Company and no further action is required by the Company, the Board of Directors or the Company’s shareholders in connection herewith or therewith other than in connection with the Required Approvals. This Agreement and each other Transaction Document to which it is a party has been (or upon delivery will have been) duly executed by the Company and, when delivered in accordance with the terms hereof and thereof, will constitute the legal, valid and binding obligation of the Company enforceable against the Company in accordance with its terms, except (i) as limited by general equitable principles and applicable bankruptcy, insolvency, reorganization, moratorium and other laws of general application affecting enforcement of creditors’ rights generally, (ii) as limited by laws relating to the availability of specific performance, injunctive relief or other equitable remedies and (iii) insofar as indemnification and contribution provisions may be limited by applicable law.

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3.1.4. No Conflicts. The execution, delivery and performance by the Company of this Agreement and the other Transaction Documents to which it is a party, the issuance and sale of the Securities and the consummation by it of the transactions contemplated hereby and thereby do not and will not (i) conflict with or violate any provision of the Company’s or any Subsidiary’s certificate or articles of incorporation, bylaws or other organizational or charter documents, or (ii) conflict with, or constitute a default (or an event that with notice or lapse of time or both would become a default) under, result in the creation of any Lien upon any of the properties or assets of the Company or any Subsidiary, or give to others any rights of termination, amendment, anti-dilution or similar adjustments, acceleration or cancellation (with or without notice, lapse of time or both) of, any agreement, credit facility, debt or other instrument (evidencing a Company or Subsidiary debt or otherwise) or other understanding to which the Company or any Subsidiary is a party or by which any property or asset of the Company or any Subsidiary is bound or affected, or (iii) subject to the Required Approvals, conflict with or result in a violation of any law, rule, regulation, order, judgment, injunction, decree or other restriction of any court or governmental authority to which the Company or a Subsidiary is subject (including federal and state securities laws and regulations), or by which any property or asset of the Company or a Subsidiary is bound or affected; except in the case of each of clauses (ii) and (iii), such as could not have or reasonably be expected to result in a Material Adverse Effect.

3.1.5. Filings, Consents and Approvals. The Company is not required to obtain any consent, waiver, authorization or order of, give any notice to, or make any filing or registration with, any court or other federal, state, local or other governmental authority or other Person in connection with the execution, delivery and performance by the Company of the Transaction Documents, other than: (i) the filings required pursuant to Section 4.4 of this Agreement, (ii) the filing with the Commission of one or more resale registration statements pursuant to the Registration Rights Agreement, (iii) the notice and/or application(s) to each applicable Trading Market for the issuance and sale of the Securities and the listing of the Note Shares for trading thereon in the time and manner required thereby, (iv) the filing of Form D with the Commission and such other filings as are required to be made under applicable state securities laws and (v) the Subsequent Funding Conditions (collectively, the “Required Approvals”).

3.1.6. Issuance of the Securities. The Securities are duly authorized and, when issued and paid for in accordance with the applicable Transaction Documents, will be duly and validly issued, fully paid and nonassessable (which means that no further sums are required to be paid by the holders thereof in connection with the issue thereof), free and clear of all Liens imposed by the Company other than restrictions on transfer provided for in the Transaction Documents and applicable law. The Note Shares, when issued upon conversion of the Notes in accordance with the terms of the Notes and the other Transaction Documents, will be validly issued, fully paid and nonassessable (which means that no further sums are required to be paid by the holders thereof in connection with the issue thereof), free and clear of all Liens imposed by the Company other than restrictions on transfer provided for in the Transaction Documents and applicable law. As of the date hereof, the Company has reserved and shall continue to reserve and keep available at all times, free of preemptive rights, not less than two hundred percent (200%) of the number of Ordinary Shares issuable upon conversion in full of the Notes, calculated at the applicable conversion price set forth in the Notes and without regard to any limitations upon conversion of the Notes.

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3.1.7. Capitalization. The capitalization of the Company as of the date hereof is as set forth on Schedule 3.1.7, which Schedule 3.1.7 shall also include the number of Ordinary Shares owned beneficially, and of record, by Affiliates of the Company as of the date hereof. Schedule 3.1.7 shall set forth all Ordinary Shares and Ordinary Share Equivalents of the Company that are issued and outstanding or issuable (including all Ordinary Shares issued or reserved for, or subject to, issuance upon the conversion, exercise, exchange or settlement of any outstanding Ordinary Share Equivalents or other rights), and shall be certified as true, correct and complete by the Chief Executive Officer or Chief Financial Officer of the Company. Other than as stated in Schedule 3.1.7, the Company has not issued any capital stock since December 31, 2025, other than pursuant to the exercise of employee stock options under the Company’s stock option plans, the issuance of Ordinary Shares to employees pursuant to the Company’s employee stock purchase plans and pursuant to the conversion and/or exercise of Ordinary Share Equivalents outstanding as of the date of the most recently filed periodic report under the Exchange Act. No Person has any right of first refusal, preemptive right, right of participation, or any similar right to participate in the transactions contemplated by the Transaction Documents. Except as set forth in Schedule 3.1.7, or pursuant to this Agreement, there are no outstanding options, warrants, scrip rights to subscribe to, calls or commitments of any character whatsoever relating to, or securities, rights or obligations convertible into or exercisable or exchangeable for, or giving any Person any right to subscribe for or acquire, any Ordinary Shares or the capital stock of any Subsidiary, or contracts, commitments, understandings or arrangements by which the Company or any Subsidiary is or may become bound to issue additional Ordinary Shares or Ordinary Share Equivalents or capital stock of any Subsidiary. The issuance and sale of the Securities will not obligate the Company or any Subsidiary to issue Ordinary Shares or other securities to any Person (other than the Purchasers). Except as set forth in Schedule 3.1.7, there are no outstanding securities or instruments of the Company or any Subsidiary with any provision that adjusts the exercise, conversion, exchange or reset price of such security or instrument upon an issuance of securities by the Company or any Subsidiary or any agreement by the Company not to enter into any Variable Rate Transaction. Except as set forth in Schedule 3.1.7, there are no outstanding securities or instruments of the Company or any Subsidiary that contain any redemption or similar provisions, and there are no contracts, commitments, understandings or arrangements by which the Company or any Subsidiary is or may become bound to redeem a security of the Company or such Subsidiary. The Company does not have any stock appreciation rights or “phantom stock” plans or agreements or any similar plan or agreement. All of the outstanding shares of capital stock of the Company are duly authorized, validly issued, fully paid and nonassessable, have been issued in compliance with all federal and state securities laws, and none of such outstanding shares was issued in violation of any preemptive rights or similar rights to subscribe for or purchase securities. No further approval or authorization of any shareholder, the Board of Directors or others is required for the issuance and sale of the Securities. There are no shareholders’ agreements, voting agreements or other similar agreements with respect to the Company’s capital stock to which the Company is a party or, to the knowledge of the Company, between or among any of the Company’s shareholders. The foregoing capitalization information is true, correct and complete in all respects and will remain so through each Closing Date and applicable funding date, subject only to issuances expressly permitted by the Transaction Documents.

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3.1.8. SEC Reports; Financial Statements. The Company has filed all reports, schedules, forms, statements and other documents required to be filed by the Company under the Securities Act and the Exchange Act, including pursuant to Section 13(a) or 15(d) thereof, for the two years preceding the date hereof (or such shorter period as the Company was required by law or regulation to file such material) (the foregoing materials, including the exhibits thereto and documents incorporated by reference therein, being collectively referred to herein as the “SEC Reports”) on a timely basis or has received a valid extension of such time of filing and has filed any such SEC Reports prior to the expiration of any such extension. As of their respective dates, the SEC Reports complied in all material respects with the requirements of the Securities Act and the Exchange Act, as applicable, and none of the SEC Reports, when filed, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. The Company has never been an issuer subject to Rule 144(i) under the Securities Act. The financial statements of the Company included in the SEC Reports comply in all material respects with applicable accounting requirements and the rules and regulations of the Commission with respect thereto as in effect at the time of filing. Such financial statements have been prepared in accordance with United States generally accepted accounting principles (“U.S. GAAP”), except as may be otherwise specified in such financial statements or the notes thereto, and fairly present in all material respects the financial position of the Company and its consolidated Subsidiaries as of and for the dates thereof and the results of operations and cash flows for the periods then ended, subject, in the case of unaudited statements, to normal, immaterial, year-end audit adjustments.

3.1.9. Material Changes; Undisclosed Events, Liabilities or Developments. Since the date of the latest financial statements included within the SEC Reports, (i) there has been no event, occurrence or development that has had or that could reasonably be expected to result in a Material Adverse Effect, (ii) the Company has not incurred any liabilities (contingent or otherwise) other than (A) trade payables and accrued expenses incurred in the ordinary course of business consistent with past practice and (B) liabilities not required to be reflected in the Company’s financial statements pursuant to U.S. GAAP or disclosed in filings made with the Commission, (iii) the Company has not altered its method of accounting, (iv) the Company has not declared or made any dividend or distribution of cash or other property to its shareholders or purchased, redeemed or made any agreements to purchase or redeem any shares of its capital stock and (v) the Company has not issued any equity securities to any officer, director or Affiliate, except pursuant to existing Company stock option plans. The Company does not have pending before the Commission any request for confidential treatment of information. Except for the issuance of the Securities contemplated by this Agreement, no event, liability, fact, circumstance, occurrence or development has occurred or exists or is reasonably expected to occur or exist with respect to the Company or its Subsidiaries or their respective businesses, prospects, properties, operations, assets or financial condition that would be required to be disclosed by the Company under applicable securities laws at the time this representation is made or deemed made that has not been publicly disclosed at least one (1) Trading Day prior to the date that this representation is made.

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3.1.10. Litigation. There is no action, suit, inquiry, notice of violation, proceeding or investigation pending or threatened against or affecting the Company, any Subsidiary or any of their respective properties before or by any court, arbitrator, governmental or administrative agency or regulatory authority (federal, state, county, local or foreign) (collectively, an “Action”). Neither the Company nor any Subsidiary, nor, to the knowledge of the Company, any director or officer of the Company or any Subsidiary, is or has been the subject of any Action involving a claim of violation of or liability under federal or state securities laws or a claim of breach of fiduciary duty. There has not been, and to the knowledge of the Company, there is not pending, any investigation by the Commission involving the Company or any current or former director or officer of the Company, except in the ordinary course of business that would not have a Material Adverse Effect. The Commission has not issued any stop order or other order suspending the effectiveness of any registration statement filed by the Company or any Subsidiary under the Exchange Act or the Securities Act.

3.1.11. Labor Relations. No labor dispute exists or, to the knowledge of the Company, is imminent with respect to any of the employees of the Company, which could reasonably be expected to result in a Material Adverse Effect. None of the Company’s or its Subsidiaries’ employees is a member of a union that relates to such employee’s relationship with the Company or such Subsidiary, and neither the Company nor any of its Subsidiaries is a party to a collective bargaining agreement, and the Company and its Subsidiaries believe that their relationships with their employees are good. To the knowledge of the Company, no executive officer of the Company or any Subsidiary is, or is now expected to be, in violation of any material term of any employment contract, confidentiality, disclosure or proprietary information agreement or non-competition agreement, or any other contract or agreement or any restrictive covenant in favor of any third party, and the continued employment of each such executive officer does not subject the Company or any of its Subsidiaries to any liability with respect to any of the foregoing matters. The Company and its Subsidiaries are in compliance with all U.S. federal, state, local and foreign laws and regulations relating to employment and employment practices, terms and conditions of employment and wages and hours, except where the failure to be in compliance could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

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3.1.12. Compliance. Neither the Company nor any Subsidiary: (i) is in default under or in violation of (and no event has occurred that has not been waived that, with notice or lapse of time or both, would result in a default by the Company or any Subsidiary under), nor has the Company or any Subsidiary received notice of a claim that it is in default under or that it is in violation of, any indenture, loan or credit agreement or any other agreement or instrument to which it is a party or by which it or any of its properties is bound (whether or not such default or violation has been waived), (ii) is in violation of any judgment, decree, or order of any court, arbitrator or other governmental authority or (iii) is or has been in violation of any statute, rule, ordinance or regulation of any governmental authority, including without limitation all foreign, federal, state and local laws relating to taxes, environmental protection, occupational health and safety, product quality and safety and employment and labor matters, except in each case as could not have or reasonably be expected to result in a Material Adverse Effect.

3.1.13. Environmental Laws. The Company and its Subsidiaries (i) are in compliance with all federal, state, local and foreign laws relating to pollution or protection of human health or the environment (including ambient air, surface water, groundwater, land surface or subsurface strata), including laws relating to emissions, discharges, releases or threatened releases of chemicals, pollutants, contaminants, or toxic or hazardous substances or wastes (collectively, “Hazardous Materials”) into the environment, or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of Hazardous Materials, as well as all authorizations, codes, decrees, demands, or demand letters, injunctions, judgments, licenses, notices or notice letters, orders, permits, plans or regulations, issued, entered, promulgated or approved thereunder (“Environmental Laws”); (ii) have received all permits licenses or other approvals required of them under applicable Environmental Laws to conduct their respective businesses; and (iii) are in compliance with all terms and conditions of any such permit, license or approval where in each clause (i), (ii) and (iii), the failure to so comply could be reasonably expected to have, individually or in the aggregate, a Material Adverse Effect.

3.1.14. Regulatory Permits. The Company and the Subsidiaries possess all certificates, authorizations and permits issued by the appropriate federal, state, local or foreign regulatory authorities necessary to conduct their respective businesses as described in the SEC Reports, except where the failure to possess such permits could not reasonably be expected to result in a Material Adverse Effect (“Material Permits”), and neither the Company nor any Subsidiary has received any notice of proceedings relating to the revocation or modification of any Material Permit.

3.1.15. Title to Assets. The Company and the Subsidiaries have good and marketable title in fee simple to, or have valid and marketable rights to lease or otherwise use, all real property and all personal property that is material to the business of the Company and the Subsidiaries, in each case free and clear of all Liens, except for (i) Liens that do not materially affect the value of such property and do not materially interfere with the use made and proposed to be made of such property by the Company and the Subsidiaries and (ii) Liens for the payment of federal, state or other taxes, for which appropriate reserves have been made in accordance with U.S. GAAP, and the payment of which is neither delinquent nor subject to penalties. Neither the Company nor any of its Subsidiaries has received any written notice of any claim of any sort that has been asserted by anyone adverse to the rights of the Company or its Subsidiaries under any of the leases or subleases or licenses or with respect to the properties mentioned above, or affecting or questioning the rights of the Company or any Subsidiary to the continued possession or use of the leased or subleased or licensed premises or the properties mentioned above, other than such claims which would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

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3.1.16. Intellectual Property. The Company and the Subsidiaries have, or have rights to use, all patents, patent applications, trademarks, trademark applications, service marks, trade names, trade secrets, inventions, copyrights, licenses and other intellectual property rights and similar rights necessary or required for use in connection with their respective businesses as described in the SEC Reports and which the failure to so have could have a Material Adverse Effect (collectively, the “Intellectual Property Rights”). Neither the Company nor any Subsidiary has received notice (written or otherwise) that any of, the Intellectual Property Rights has expired, terminated or been abandoned. Neither the Company nor any Subsidiary has received, since the date of the latest financial statements included within the SEC Reports, a written notice of a claim or otherwise has any knowledge that the Intellectual Property Rights violate or infringe upon the rights of any Person, except as could not have or reasonably be expected to not have a Material Adverse Effect. To the knowledge of the Company, all such Intellectual Property Rights are enforceable and there is no existing infringement by another Person of any of the Intellectual Property Rights. The Company and its Subsidiaries have taken reasonable security measures to protect the secrecy, confidentiality and value of all of their intellectual properties, except where failure to do so could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

3.1.17. Insurance. The Company and the Subsidiaries are insured by insurers of recognized financial responsibility against such losses and risks and in such amounts as are prudent and customary in the businesses in which the Company and the Subsidiaries are engaged, including, but not limited to, directors and officers insurance coverage in amount deemed prudent by the Company. Neither the Company nor any Subsidiary has any reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business without a significant increase in cost.

3.1.18. Transactions with Affiliates and Employees. Except as disclosed on Schedule 3.1.18, during the past three fiscal years and the subsequent interim period through the date of this Agreement, none of the officers or directors of the Company or any Subsidiary and none of the employees of the Company or any Subsidiary is presently a party to any transaction with the Company or any Subsidiary (other than for services as employees, officers and directors), including any contract, agreement or other arrangement providing for the furnishing of services to or by, providing for rental of real or personal property to or from, providing for the borrowing of money from or lending of money to or otherwise requiring payments to or from any officer, director or such employee or any entity in which any officer, director, or any such employee has a substantial interest or is an officer, director, trustee, shareholder, member or partner, in each case in excess of $120,000 other than for (i) payment of salary or consulting fees for services rendered, (ii) reimbursement for expenses incurred on behalf of the Company and (iii) other employee benefits, including stock option agreements under any stock option plan of the Company.

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3.1.19. Sarbanes-Oxley; Internal Accounting Controls. The Company is in material compliance with any and all applicable requirements of the Sarbanes-Oxley Act of 2002, as amended, that are in effect as of the date hereof, and any and all applicable rules and regulations promulgated by the Commission thereunder that are in effect as of the date hereof. Except as disclosed on Schedule 3.1.19, the Company maintains a system of internal accounting controls sufficient to provide reasonable assurance that: (i) transactions are executed in accordance with management’s general or specific authorizations, (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with U.S. GAAP and to maintain asset accountability, (iii) access to assets is permitted only in accordance with management’s general or specific authorization, and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences. The Company has established disclosure controls and procedures (as defined in Exchange Act Rules 13a-15(e) and 15d-15(e)) for the Company and the Subsidiaries and designed such disclosure controls and procedures to ensure that information required to be disclosed by the Company in the reports it files or submits under the Exchange Act is recorded, processed, summarized and reported, within the time periods specified in the Commission’s rules and forms. The Company’s certifying officers have evaluated the effectiveness of the disclosure controls and procedures of the Company as of December 31, 2025. Since December 31, 2025, there have been no changes in the internal control over financial reporting (as such term is defined in the Exchange Act) of the Company and its Subsidiaries that have materially affected, or is reasonably likely to materially affect, the internal control over financial reporting of the Company and its Subsidiaries.

3.1.20. Certain Fees. Except for the fees and expenses of the Placement Agent, no brokerage or finder’s fees or commissions are or will be payable by the Company or any Subsidiary to any broker, financial advisor or consultant, finder, placement agent, investment banker, bank or other Person, unless explicitly stated elsewhere in the Transaction Documents. The Purchasers shall have no obligation with respect to any fees or with respect to any claims made by or on behalf of other Persons for fees of a type contemplated in this Section 3.1.20 that may be due in connection with the transactions contemplated by the Transaction Documents.

3.1.21. Private Placement. Assuming the accuracy of the Purchasers’ representations and warranties set forth in Section 3.2, no registration under the Securities Act is required for the offer and sale of the Securities by the Company to the Purchasers as contemplated hereby. The issuance and sale of the Securities hereunder does not contravene the rules and regulations of the Trading Market.

3.1.22. Investment Company. The Company is not, and is not an Affiliate of, and immediately after receipt of payment for the Securities, will not itself be, nor will it be an Affiliate of, an “investment company” within the meaning of the Investment Company Act of 1940, as amended.

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3.1.23. Registration Rights. Except as disclosed on Schedule 3.1.23 and other than pursuant to the Registration Rights Agreement, no Person has any right to cause the Company or any Subsidiary to effect the registration under the Securities Act of any securities of the Company or any Subsidiary.

3.1.24. Listing and Maintenance Requirements. The Ordinary Shares are registered pursuant to Section 12(b) or 12(g) of the Exchange Act, and the Company has taken no action designed to, or which to its knowledge is likely to have the effect of, terminating the registration of the Ordinary Shares under the Exchange Act nor has the Company received any notification that the Commission is contemplating terminating such registration. Except as disclosed on Schedule 3.1.24, the Company has not, since its initial public offering, received notice from any Trading Market on which the Ordinary Shares are or has been listed or quoted to the effect that the Company is not in compliance with the listing or maintenance requirements of such Trading Market. The Company is in compliance with all such listing and maintenance requirements. The Ordinary Shares are currently eligible for electronic transfer through the Depository Trust Company or another established clearing corporation and the Company is current in payment of the fees to the Depository Trust Company (or such other established clearing corporation) in connection with such electronic transfer.

3.1.25. Application of Takeover Protections. The Company and the Board of Directors have taken all necessary action, if any, in order to render inapplicable any control share acquisition, business combination, poison pill (including any distribution under a rights agreement) or other similar anti-takeover provision under the Company’s certificate of incorporation (or similar charter documents) or the laws of its jurisdiction of incorporation that is or could become applicable to the Purchasers as a result of the Purchasers and the Company fulfilling their obligations or exercising their rights under the Transaction Documents, including without limitation as a result of the Company’s issuance of the Securities and the Purchasers’ ownership of the Securities.

3.1.26. Disclosure. Except with respect to the terms and conditions of the transactions contemplated by the Transaction Documents, the Company confirms that neither it nor, to the Company’s knowledge, any other Person acting on its behalf has provided any of the Purchasers or their agents or counsel with any information that it believes constitutes or might constitute material, non-public information. The Company understands and confirms that the Purchasers will rely on the foregoing representation in effecting transactions in securities of the Company. All of the disclosure furnished by or on behalf of the Company to the Purchasers regarding the Company and its Subsidiaries, their respective businesses and the transactions contemplated hereby, is true and correct and does not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements made therein, in the light of the circumstances under which they were made, not misleading. The press releases disseminated by the Company during the twelve months preceding the date of this Agreement taken as a whole do not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made and when made, not misleading. The Company acknowledges and agrees that no Purchaser makes or has made any representations or warranties with respect to the transactions contemplated hereby other than those specifically set forth in Section 3.2 hereof.

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3.1.27. No Integrated Offering. Assuming the accuracy of the Purchasers’ representations and warranties set forth in Section 3.2, neither the Company, nor, to the knowledge of the Company, any of its Affiliates, nor, to the knowledge of the Company, any Person acting on its or their behalf has, directly or indirectly, made any offers or sales of any security or solicited any offers to buy any security, under circumstances that would cause this offering of the Securities to be integrated with prior offerings by the Company for purposes of the Securities Act which would require the registration of any such securities under the Securities Act, or any applicable shareholder approval provisions of any Trading Market on which any of the securities of the Company are listed or designated.

3.1.28. Solvency. Based on the consolidated financial condition of the Company as of the Closing Date, after giving effect to the receipt by the Company of the proceeds from the sale of the Securities hereunder, (i) the fair saleable value of the Company’s assets exceeds the amount that will be required to be paid on or in respect of the Company’s existing debts and other liabilities (including known contingent liabilities) as they mature, (ii) the Company’s assets do not constitute unreasonably small capital to carry on its business as now conducted and as proposed to be conducted including its capital needs taking into account the particular capital requirements of the business conducted by the Company, consolidated and projected capital requirements and capital availability thereof, and (iii) the current cash flow of the Company, together with the proceeds the Company would receive, were it to liquidate all of its assets, after taking into account all anticipated uses of the cash, would be sufficient to pay all amounts on or in respect of its liabilities when such amounts are required to be paid. The Company does not intend to incur debts beyond its ability to pay such debts as they mature (taking into account the timing and amounts of cash to be payable on or in respect of its debt). The Company has no knowledge of any facts or circumstances which lead it to believe that it will file for reorganization or liquidation under the bankruptcy or reorganization laws of any jurisdiction within one year after the Closing Date. Schedule 3.1.28 sets forth as of the date hereof all outstanding secured and unsecured Indebtedness of the Company or any Subsidiary, or for which the Company or any Subsidiary has commitments. For the purposes of this Agreement, “Indebtedness” means (x) any liabilities for borrowed money or amounts owed in excess of $50,000 (other than trade accounts payable incurred in the ordinary course of business), (y) all guaranties, endorsements and other contingent obligations in respect of indebtedness of others, whether or not the same are or should be reflected in the Company’s consolidated balance sheet (or the notes thereto), except guaranties by endorsement of negotiable instruments for deposit or collection or similar transactions in the ordinary course of business; and (z) the present value of any lease payments in excess of $50,000 due under leases required to be capitalized in accordance with U.S. GAAP. Neither the Company nor any Subsidiary is in default with respect to any Indebtedness.

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3.1.29. Tax Status. The Company and its Subsidiaries each (i) has made or filed (or filed extensions thereof) all material United States federal, state and local income and all foreign income and franchise tax returns, reports and declarations required by any jurisdiction to which it is subject, (ii) has paid all material taxes and other governmental assessments and charges, shown or determined to be due on such returns, reports and declarations and (iii) has set aside on its books provision reasonably adequate for the payment of all material taxes for periods subsequent to the periods to which such returns, reports or declarations apply. There are no unpaid taxes in any material amount claimed to be due by the taxing authority of any jurisdiction, and neither the Company nor any Subsidiary knows of any basis for any such claim.

3.1.30. No General Solicitation. Neither the Company nor, to the knowledge of the Company, any Person acting on behalf of the Company has offered or sold any of the Securities by any form of general solicitation or general advertising. The Company has offered the Securities for sale only to the Purchasers and certain other “accredited investors” within the meaning of Rule 501 under the Securities Act.

3.1.31. Foreign Corrupt Practices Act. Neither the Company nor any Subsidiary, nor to the knowledge of the Company or any Subsidiary, any agent or other person acting on behalf of the Company or any Subsidiary, has (i) directly or indirectly, used any funds for unlawful contributions, gifts, entertainment or other unlawful expenses related to foreign or domestic political activity, (ii) made any unlawful payment to foreign or domestic government officials or employees or to any foreign or domestic political parties or campaigns from corporate funds, (iii) failed to disclose fully any contribution made by the Company or any Subsidiary (or made by any person acting on its behalf of which the Company is aware) which is in violation of law or (iv) violated in any material respect any provision of FCPA.

3.1.32. Accountants. The Company’s current accounting firm is Audit Alliance LLP. To the knowledge and belief of the Company, such accounting firm is a registered public accounting firm as required by the Exchange Act. The Company’s accounting firm shall express its opinion with respect to the financial statements to be included in the Company’s Annual Report for the now current fiscal year.

3.1.33. No Disagreements with Accountants and Lawyers. There are no disagreements of any kind presently existing, or reasonably anticipated by the Company to arise, between the Company and the accountants and lawyers formerly or presently employed by the Company which could affect the Company’s ability to perform any of its obligations under any of the Transaction Documents, and the Company is current with respect to any fees owed to its accountants and lawyers which could affect the Company’s ability to perform any of its obligations under any of the Transaction Documents.

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3.1.34. Acknowledgment Regarding Purchasers’ Purchase of Securities. The Company acknowledges and agrees that each of the Purchasers is acting solely in the capacity of an arm’s length purchaser with respect to the Transaction Documents and the transactions contemplated thereby. The Company further acknowledges that no Purchaser is acting as a financial advisor or fiduciary of the Company (or in any similar capacity) with respect to the Transaction Documents and the transactions contemplated thereby and any advice given by any Purchaser or any of their respective representatives or agents in connection with the Transaction Documents and the transactions contemplated thereby is merely incidental to the Purchasers’ purchase of the Securities. The Company further represents to each Purchaser that the Company’s decision to enter into this Agreement and the other Transaction Documents has been based solely on the independent evaluation of the transactions contemplated hereby by the Company and its representatives.

3.1.35. Acknowledgment Regarding Purchaser’s Trading Activity. Notwithstanding anything in this Agreement or elsewhere herein to the contrary (except for Sections 3.2.7 and 4.12 hereof), it is understood and acknowledged by the Company that: (i) none of the Purchasers has been asked by the Company to agree, nor has any Purchaser agreed, to desist from purchasing or selling, long and/or short, securities of the Company, or “derivative” securities based on securities issued by the Company or to hold the Securities for any specified term, (ii) past or future open market or other transactions by any Purchaser, specifically including, without limitation, Short Sales or “derivative” transactions, before or after the closing of this or future private placement transactions, may negatively impact the market price of the Company’s publicly-traded securities, (iii) any Purchaser, and counter-parties in “derivative” transactions to which any such Purchaser is a party, directly or indirectly, presently may have a “short” position in the Ordinary Shares and (iv) each Purchaser shall not be deemed to have any affiliation with or control over any arm’s length counter-party in any “derivative” transaction. The Company further understands and acknowledges that (y) one or more Purchasers may engage in hedging activities at various times during the period that the Securities are outstanding, including, without limitation, during the periods that the value of the Note Shares deliverable with respect to Securities are being determined, and (z) such hedging activities (if any) could reduce the value of the existing shareholders’ equity interests in the Company at and after the time that the hedging activities are being conducted. The Company acknowledges that such aforementioned hedging activities do not constitute a breach of any of the Transaction Documents. Notwithstanding the foregoing, to the extent any Purchaser has expressly agreed to restrictions on short sales of the Company’s securities under the ELOC, such Purchaser shall comply with such restrictions in accordance with their terms, and this Section shall be construed accordingly; provided, that such restrictions shall apply for so long as the ELOC remains in effect. In addition, and notwithstanding anything to the contrary in this Section, each Purchaser represents that neither it nor any of its Affiliates has an open short position in the Ordinary Shares and covenants that, until such time as no Note remains outstanding, it shall not, and shall cause its Affiliates not to, engage in any Short Sales of, or any hedging transaction with respect to, the Ordinary Shares.

3.1.36. Regulation M Compliance. The Company has not, and to its knowledge no one acting on its behalf has, (i) taken, directly or indirectly, any action designed to cause or to result in the stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of any of the Securities, (ii) sold, bid for, purchased, or paid any compensation for soliciting purchases of, any of the Securities, or (iii) paid or agreed to pay to any Person any compensation for soliciting another to purchase any other securities of the Company, other than, in the case of clauses (ii) and (iii), compensation paid to the Company’s placement agent in connection with the placement of the Securities.

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3.1.37. Officers’ Certificate. Any certificate signed by any duly authorized officer of the Company and delivered to the Purchasers shall be deemed a representation and warranty by the Company to the Purchasers as to the matters covered thereby.

3.1.38. D&O Questionnaires. To the Company’s knowledge, all information contained in the questionnaires most recently completed by each of the Company’s directors and officers is true and correct in all respects and the Company has not become aware of any information which would cause the information disclosed in such questionnaires become inaccurate and incorrect.

3.1.39. Share Option Plans. Each stock option granted by the Company under the Company’s stock option plan, if any, was granted (i) in accordance with the terms of the Company’s stock option plan and (ii) with an exercise price at least equal to the fair market value of the Ordinary Shares on the date such stock option would be considered granted under U.S. GAAP and applicable law. No stock option granted under the Company’s stock option plan has been backdated. The Company has not knowingly granted, and there is no and has been no Company policy or practice to knowingly grant, stock options prior to, or otherwise knowingly coordinate the grant of stock options with, the release or other public announcement of material information regarding the Company or its Subsidiaries or their financial results or prospects.

3.1.40. Office of Foreign Assets Control. Neither the Company nor any Subsidiary nor, to the Company’s knowledge, any director, officer, agent, employee or affiliate of the Company or any Subsidiary is currently subject to any U.S. sanctions administered by the Office of Foreign Assets Control of the U.S. Treasury Department (“OFAC”).

3.1.41. U.S. Real Property Holding Corporation. The Company is not and has never been a U.S. real property holding corporation within the meaning of Section 897 of the Code.

3.1.42. Bank Holding Company Act. Neither the Company nor any of its Subsidiaries is subject to the Bank Holding Company Act of 1956, as amended (the “BHCA”) and to regulation by the Board of Governors of the Federal Reserve System (the “Federal Reserve”). Neither the Company nor any of its Subsidiaries owns or controls, directly or indirectly, five percent (5%) or more of the outstanding shares of any class of voting securities or twenty-five percent (25%) or more of the total equity of a bank or any entity that is subject to the BHCA and to regulation by the Federal Reserve. Neither the Company nor any of its Subsidiaries exercises a controlling influence over the management or policies of a bank or any entity that is subject to the BHCA and to regulation by the Federal Reserve.

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3.1.43. Money Laundering. The operations of the Company and its Subsidiaries are and have been conducted at all times in compliance with applicable financial record-keeping and reporting requirements of the Currency and Foreign Transactions Reporting Act of 1970, as amended, applicable money laundering statutes and applicable rules and regulations thereunder (collectively, the “Money Laundering Laws”), and no Action or Proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company or any Subsidiary with respect to the Money Laundering Laws is pending or, to the knowledge of the Company or any Subsidiary, threatened.

3.1.44. No Disqualification Events. With respect to the Securities to be offered and sold hereunder in reliance on Rule 506 under the Securities Act, none of the Company, any of its predecessors, any affiliated issuer, any director, or any executive officer, other officer of the Company participating in the offering hereunder, or to the Company’s knowledge, any beneficial owner of 20% or more of the Company’s outstanding voting equity securities, calculated on the basis of voting power, nor any promoter (as that term is defined in Rule 405 under the Securities Act) connected with the Company in any capacity at the time of sale (each, an “Issuer Covered Person” and, together, “Issuer Covered Persons”) is subject to any of the “Bad Actor” disqualifications described in Rule 506(d)(1)(i) to (viii) under the Securities Act (a “Disqualification Event”), except for a Disqualification Event covered by Rule 506(d)(2) or (d)(3). The Company has exercised reasonable care to determine whether any Issuer Covered Person is subject to a Disqualification Event. The Company has complied, to the extent applicable, with its disclosure obligations under Rule 506(e), and has furnished to the Purchasers a copy of any disclosures provided thereunder.

3.1.45. Other Covered Persons. Other than the Placement Agent, the Company is not aware of any person (other than any Issuer Covered Person) that has been or will be paid (directly or indirectly) remuneration for solicitation of purchasers in connection with the sale of any Securities.

3.1.46. Notice of Disqualification Events. The Company will notify the Purchasers and the Placement Agent in writing, prior to the Closing Date of (i) any Disqualification Event relating to any Issuer Covered Person and (ii) any event that would, with the passage of time, become a Disqualification Event relating to any Issuer Covered Person.

3.1.47. Cybersecurity. (i) (a) There has been no security breach or other compromise of or relating to any of the Company’s or any Subsidiary’s information technology and computer systems, networks, hardware, software, data (including the data of its respective customers, employees, suppliers, vendors and any third party data maintained by or on behalf of it), equipment or technology (collectively, “IT Systems and Data”) and (b) the Company and the Subsidiaries have not been notified of, and has no knowledge of any event or condition that would reasonably be expected to result in, any security breach or other compromise to its IT Systems and Data; (ii) the Company and the Subsidiaries are presently in compliance with all applicable laws or statutes and all judgments, orders, rules and regulations of any court or arbitrator or governmental or regulatory authority, internal policies and contractual obligations relating to the privacy and security of IT Systems and Data and to the protection of such IT Systems and Data from unauthorized use, access, misappropriation or modification, except, in the case of clauses (i) and (ii) herein, as would not, individually or in the aggregate, have a Material Adverse Effect; (iii) the Company and the Subsidiaries have implemented and maintained commercially reasonable safeguards to maintain and protect its material confidential information and the integrity, continuous operation, redundancy and security of all IT Systems and Data; and (iv) the Company and the Subsidiaries have implemented backup and disaster recovery technology consistent with industry standards and practices.

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3.2. Representations and Warranties of the Purchasers. Each Purchaser, for itself and for no other Purchaser, hereby represents and warrants as of the date hereof and as of the Closing Date to the Company as follows (unless as of a specific date therein, in which case they shall be accurate as of such date):

3.2.1. Organization; Authority. Such Purchaser is either an individual or an entity duly incorporated or formed, validly existing and in good standing under the law of the jurisdiction of its incorporation or formation with full right, corporate, partnership, limited liability company or similar power and authority to enter into and to consummate the transactions contemplated by the Transaction Documents and otherwise to carry out its obligations hereunder and thereunder. The execution and delivery of the Transaction Documents and performance by such Purchaser of the transactions contemplated by the Transaction Documents have been duly authorized by all necessary corporate, partnership, limited liability company or similar action, as applicable, on the part of such Purchaser. Each Transaction Document to which it is a party has been duly executed by such Purchaser, and when delivered by such Purchaser in accordance with the terms hereof, will constitute the legal, valid and binding obligation of such Purchaser, enforceable against it in accordance with its terms, except (i) as limited by general equitable principles and applicable bankruptcy, insolvency, reorganization, moratorium and other laws of general application affecting enforcement of creditors’ rights generally, (ii) as limited by laws relating to the availability of specific performance, injunctive relief or other equitable remedies and (iii) insofar as indemnification and contribution provisions may be limited by applicable law.

3.2.2. Own Account. Such Purchaser understands that the Securities are “restricted securities” as defined in Rule 144 and have not been registered under the Securities Act or any applicable state securities law and is acquiring the Securities as principal for its own account and not with a view to or for distributing or reselling such Securities or any part thereof in violation of the Securities Act or any applicable state securities law, has no present intention of distributing any of such Securities in violation of the Securities Act or any applicable state securities law and has no direct or indirect arrangement or understandings with any other persons to distribute or regarding the distribution of such Securities in violation of the Securities Act or any applicable state securities law (this representation and warranty shall not limit such Purchaser’s right to sell the Securities pursuant to a registration statement or otherwise in compliance with applicable federal and state securities laws). Such Purchaser is acquiring the Securities hereunder in the ordinary course of its business.

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3.2.3. Purchaser Status. At the time such Purchaser was offered the Securities, it was, and as of the date hereof it is, and on each date on which it converts any Notes, it will be either: (i) an “accredited investor” as defined in Rule 501(a)(1), (a)(2), (a)(3), (a)(7), (a)(8), (a)(9), (a)(12), or (a)(13) under the Securities Act or (ii) a “qualified institutional buyer” as defined in Rule 144A(a)(1) under the Securities Act. Such Purchaser hereby represents that neither such Purchaser nor any of its Rule 506(d) Related Parties (as defined below) is a “bad actor” within the meaning of Rule 506(d) promulgated under the Securities Act. For purposes of this Agreement, “Rule 506(d) Related Party” shall mean a person or entity covered by the “Bad Actor disqualification” provision of Rule 506(d) of the Securities Act.

3.2.4. Experience of Such Purchaser. Such Purchaser, either alone or together with its representatives, has such knowledge, sophistication and experience in business and financial matters so as to be capable of evaluating the merits and risks of the prospective investment in the Securities, and has so evaluated the merits and risks of such investment. Such Purchaser is able to bear the economic risk of an investment in the Securities and, at the present time, is able to afford a complete loss of such investment.

3.2.5. General Solicitation. Such Purchaser is not purchasing the Securities as a result of any advertisement, article, notice or other communication regarding the Securities published in any newspaper, magazine or similar media or broadcast over television or radio or presented at any seminar or any other general solicitation or general advertisement.

3.2.6. Access to Information. Such Purchaser acknowledges that it has had the opportunity to review the Transaction Documents (including all exhibits and schedules thereto) and the SEC Reports and has been afforded (i) the opportunity to ask such questions as it has deemed necessary of, and to receive answers from, representatives of the Company concerning the terms and conditions of the offering of the Securities and the merits and risks of investing in the Securities; (ii) access to information about the Company and its financial condition, results of operations, business, properties, management and prospects sufficient to enable it to evaluate its investment; and (iii) the opportunity to obtain such additional information that the Company possesses or can acquire without unreasonable effort or expense that is necessary to make an informed investment decision with respect to the investment.

3.2.7. Certain Transactions and Confidentiality. Other than consummating the transactions contemplated hereunder, such Purchaser has not, nor has any Person acting on behalf of or pursuant to any understanding with such Purchaser, directly or indirectly executed any purchases or sales, including Short Sales, of the securities of the Company during the period commencing as of the time that such Purchaser first received a term sheet (written or oral) from the Company or any other Person representing the Company setting forth the material terms of the transactions contemplated hereunder and ending immediately prior to the execution hereof. Notwithstanding the foregoing, in the case of a Purchaser that is a multi-managed investment vehicle whereby separate portfolio managers manage separate portions of such Purchaser’s assets and the portfolio managers have no direct knowledge of the investment decisions made by the portfolio managers managing other portions of such Purchaser’s assets, the representation set forth above shall only apply with respect to the portion of assets managed by the portfolio manager that made the investment decision to purchase the Securities covered by this Agreement. Other than to other Persons party to this Agreement or to such Purchaser’s representatives, including, without limitation, its officers, directors, partners, legal and other advisors, employees, agents and Affiliates, such Purchaser has maintained the confidentiality of all disclosures made to it in connection with this transaction (including the existence and terms of this transaction). Notwithstanding the foregoing, for the avoidance of doubt, nothing contained herein shall constitute a representation or warranty, or preclude any actions, with respect to locating or borrowing shares in order to effect Short Sales or similar transactions in the future.

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3.2.8. No Intent to Effect a Change of Control. Such Purchaser has no present intent to effect a “change of control” of the Company as such term is interpreted and understood under the rules promulgated pursuant to Section 13(d) of the Exchange Act.

The Company acknowledges and agrees that the representations contained in this Section 3.2 shall not modify, amend or affect such Purchaser’s right to rely on the Company’s representations and warranties contained in this Agreement or any representations and warranties contained in any other Transaction Document or any other document or instrument executed and/or delivered in connection with this Agreement or the consummation of the transactions contemplated hereby. Notwithstanding the foregoing, for the avoidance of doubt, nothing contained herein shall constitute a representation or warranty, or preclude any actions, with respect to locating or borrowing shares in order to effect Short Sales or similar transactions in the future.

4.	Other Agreements of the Parties.

4.1. Transfer Restrictions.

4.1.1. The Securities may only be disposed of in compliance with state and federal securities laws. In connection with any transfer of Securities other than pursuant to an effective registration statement or Rule 144, to the Company or in connection with a pledge as contemplated in Section 4.1.2, the Company may require the transferor thereof to provide to the Company, at the transferor’s sole costs and expense, an opinion of counsel selected by the transferor and reasonably acceptable to the Company, the form and substance of which opinion shall be reasonably satisfactory to the Company, to the effect that such transfer does not require registration of such transferred Securities under the Securities Act. As a condition of transfer, any such transferee shall agree in writing to be bound by the terms of this Agreement and shall have the rights and obligations of a Purchaser under this Agreement.

4.1.2. Each Purchaser agrees that certificates or other instruments representing the Securities shall bear, and the Company may maintain stop-transfer instructions with respect to, such legends as are necessary to comply with applicable securities laws, including substantially the following legend:

[NEITHER] THIS SECURITY [NOR THE SECURITIES INTO WHICH THIS SECURITY IS CONVERTIBLE] HAS [NOT] BEEN REGISTERED WITH THE SECURITIES AND EXCHANGE COMMISSION OR THE SECURITIES COMMISSION OF ANY STATE IN RELIANCE UPON AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND, ACCORDINGLY, MAY NOT BE OFFERED OR SOLD EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OR PURSUANT TO AN AVAILABLE EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND IN ACCORDANCE WITH APPLICABLE STATE SECURITIES LAWS. THIS SECURITY [AND THE SECURITIES ISSUABLE UPON CONVERSION OF THIS SECURITY] MAY BE PLEDGED IN CONNECTION WITH A BONA FIDE MARGIN ACCOUNT WITH A REGISTERED BROKER-DEALER OR OTHER LOAN WITH A FINANCIAL INSTITUTION THAT IS AN “ACCREDITED INVESTOR” AS DEFINED IN RULE 501(a) UNDER THE SECURITIES ACT OR OTHER LOAN SECURED BY SUCH SECURITIES.

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The Company acknowledges and agrees that a Purchaser may from time to time pledge pursuant to a bona fide margin agreement with a registered broker-dealer or grant a security interest in some or all of the Securities to a financial institution that is an “accredited investor” as defined in Rule 501(a) under the Securities Act and, if required under the terms of such arrangement, such Purchaser may transfer pledged or secured Securities to the pledgees or secured parties. Such a pledge or transfer would not be subject to approval of the Company and no legal opinion of legal counsel of the pledgee, secured party or pledgor shall be required in connection therewith. Further, no notice shall be required of such pledge. At the appropriate Purchaser’s sole cost and expense, the Company will execute and deliver such reasonable documentation as a pledgee or secured party of Securities may reasonably request in connection with a pledge or transfer of the Securities, including, if the Securities are subject to registration, the preparation and filing of any required prospectus supplement under Rule 424(b)(3) under the Securities Act or other applicable provision of the Securities Act to appropriately amend the list of Selling shareholders thereunder.

4.1.3. Certificates evidencing the Note Shares shall not contain any legend (including the legend set forth in Section 4.1.2 hereof) (i) while a registration statement covering the resale of such security is effective under the Securities Act, (ii) following any sale of such Note Shares pursuant to Rule 144 , (iii) if such Note Shares are eligible for sale or may be sold under Rule 144 without volume or manner-of-sale restrictions, or (iv) if such legend is not required under applicable requirements of the Securities Act (including judicial interpretations and pronouncements issued by the staff of the Commission). The Company shall cause its counsel to issue a legal opinion to the Transfer Agent or a Purchaser if required by the Transfer Agent to effect the removal of the legend hereunder, or if requested by a Purchaser, respectively. If all or any portion of a Note is converted at a time when there is an effective registration statement to cover the resale of the Note Shares, if the Note Shares may be sold under Rule 144 without volume or manner-of-sale restrictions and the Company is then in compliance with the current public information required under Rule 144 , or if the Note Shares may be sold under Rule 144 without volume or manner-of-sale restrictions and without the requirement for the Company to be in compliance with the current public information required under Rule 144 as to such Note Shares or if such legend is not otherwise required under applicable requirements of the Securities Act (including judicial interpretations and pronouncements issued by the staff of the Commission), then such Note Shares shall be issued free of all legends. The Company agrees that following the Resale Effective Date or at such time as such legend is no longer required under this Section 4.1.3, it will, no later than one (1) Trading Day following the delivery by a Purchaser to the Company or the Transfer Agent of a certificate (or book-entry notation) representing Note Shares, as the case may be, issued with a restrictive legend (such date, the “Legend Removal Date”), at the Company’s sole cost, deliver or cause to be delivered to such Purchaser a certificate representing such Note Shares, as the case may be, that is free from all restrictive and other legends. The Company may not make any notation on its records or give instructions to the Transfer Agent that enlarge the restrictions on transfer set forth in this Section 4. The Company agrees that no medallion guarantee (or other type of guarantee or notarization) shall be required to remove a legend from any Note Shares, as the case may be. Certificates for Securities subject to legend removal hereunder shall be transmitted by the Transfer Agent to such Purchaser by crediting the account of such Purchaser’s prime broker with the Depository Trust Company System as directed by such Purchaser. In addition to such Purchaser’s other available remedies, the Company shall pay to such Purchaser, in cash, as partial liquidated damages and not as a penalty, two and one-half percent (2.5%) of the total of the value of the Note Shares for which the removal of the legend is sought (based on the VWAP of the Ordinary Shares on the date such Note Shares are submitted to the Transfer Agent) upon such failure, and an additional two and one-half percent (2.5%) of such value for each full month (prorated for any partial month) that said opinion is not delivered after the Legend Removal Date until such certificate is delivered without a legend.

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4.1.4. In addition to such Purchaser’s other available remedies, the Company shall pay to a Purchaser, in cash, (i) as partial liquidated damages and not as a penalty, for each $1,000 of Note Shares (based on the VWAP of the Ordinary Shares on the date such Securities are submitted to the Transfer Agent) delivered for removal of the restrictive legend and subject to Section 4.1.3, $20 per Trading Day (increasing to $35 per Trading Day five (5) Trading Days after the Legend Removal Date) for each Trading Day after the Legend Removal Date until such certificate is delivered without a legend and (ii) if the Company fails to (a) issue and deliver (or cause to be delivered) to a Purchaser by the Legend Removal Date a certificate representing the Securities so delivered to the Company by such Purchaser that is free from all restrictive and other legends and (b) if after the Legend Removal Date such Purchaser purchases (in an open market transaction or otherwise) Ordinary Shares to deliver in satisfaction of a sale by such Purchaser of all or any portion of the number of Ordinary Shares, or a sale of a number of Ordinary Shares equal to all or any portion of the number of Ordinary Shares that such Purchaser anticipated receiving from the Company without any restrictive legend, then, an amount equal to the excess of such Purchaser’s total purchase price (including brokerage commissions and other out-of-pocket expenses, if any) for the Ordinary Shares so purchased (including brokerage commissions and other out-of-pocket expenses, if any) (the “Buy-In Price”) over the product of (A) such number of Note Shares that the Company was required to deliver to such Purchaser by the Legend Removal Date multiplied by (B) the lowest closing sale price of the Ordinary Shares on any Trading Day during the period commencing on the date of the delivery by such Purchaser to the Company of the applicable Note Shares (as the case may be) and ending on the date of such delivery and payment under this clause (ii).

4.1.5. Each Purchaser, severally and not jointly with the other Purchasers, agrees with the Company that such Purchaser will sell any Securities pursuant to either the registration requirements of the Securities Act, including any applicable prospectus delivery requirements, or an exemption therefrom, and that if Securities are sold pursuant to a an effective registration statement, they will be sold in compliance with the plan of distribution set forth therein, and acknowledges that the removal of the restrictive legend from certificates representing Securities as set forth in this Section 4.1 is predicated upon the Company’s reliance upon this understanding.

4.2. Furnishing of Information; Public Information.

4.2.1. Until no Purchaser owns any Securities and no Notes or obligations under the ELOC remain outstanding, the Company covenants to maintain the effectiveness of the registration of the Ordinary Shares under Section 12(b) or 12(g) of the Exchange Act and to timely file (or obtain extensions in respect thereof and file within the applicable grace period) all reports required to be filed by the Company after the date hereof pursuant to the Exchange Act even if the Company is not then subject to the reporting requirements of the Exchange Act.

4.2.2. At any time during the period commencing from the six (6) month anniversary of the date hereof and ending at such time that all of the Securities may be sold without the requirement for the Company to be in compliance with Rule 144(c)(1) and otherwise without restriction or limitation pursuant to Rule 144, if the Company (i) shall fail for any reason to satisfy the current public information requirement under Rule 144(c) or (ii) has ever been an issuer described in Rule 144(i)(1)(i) or becomes such an issuer in the future, and the Company shall fail to satisfy any condition set forth in Rule 144(i)(2) (a “Public Information Failure”) then, in addition to such Purchaser’s other available remedies, the Company shall pay to a Purchaser, in cash, as partial liquidated damages and not as a penalty, by reason of any such delay in or reduction of its ability to sell the Securities, an amount in cash equal to two and one-half percent (2.5%) of the aggregate Subscription Amount of such Purchaser’s Securities on the Calendar Day of a Public Information Failure and on every thirtieth (30th) Calendar Day (prorated for periods totaling less than thirty Calendar Days) thereafter until the earlier of (a) the date such Public Information Failure is cured and (b) such time that such public information is no longer required for the Purchasers to transfer the Note Shares pursuant to Rule 144. The payments to which a Purchaser shall be entitled pursuant to this Section 4.2.2 are referred to herein as “Public Information Failure Payments.” Public Information Failure Payments shall be paid on the earlier of (i) the last Calendar Day of the calendar month during which such Public Information Failure Payments are incurred and (ii) the third (3rd) Business Day after the event or failure giving rise to the Public Information Failure Payments is cured. If the Company fails to make Public Information Failure Payments in a timely manner, such Public Information Failure Payments shall bear interest at the rate of 1.5% per month (prorated for partial months) until paid in full. Nothing herein shall limit such Purchaser’s right to pursue actual damages for the Public Information Failure, and such Purchaser shall have the right to pursue all remedies available to it at law or in equity including, without limitation, a decree of specific performance and/or injunctive relief.

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4.3. Integration. The Company shall not sell, offer for sale or solicit offers to buy or otherwise negotiate in respect of any security (as defined in Section 2 of the Securities Act) that would be integrated with the offer or sale of the Securities in a manner that would require the registration under the Securities Act of the sale of the Securities or that would be integrated with the offer or sale of the Securities for purposes of the rules and regulations of any Trading Market such that it would require shareholder approval prior to the closing of such other transaction unless shareholder approval is obtained before the closing of such subsequent transaction.

4.4. Securities Laws Disclosure; Publicity. The Company shall (a) by the Disclosure Time, issue a press release disclosing the material terms of the transactions contemplated hereby, and (b) promptly furnish to the Commission a Current Report on Form 6-K, including the Transaction Documents as exhibits thereto, with the Commission. From and after the issuance of such press release, the Company represents to the Purchasers that it shall have publicly disclosed all material, non-public information delivered to any of the Purchasers by the Company or any of its Subsidiaries, or any of their respective officers, directors, employees or agents (including, without limitation, the Placement Agent). In addition, effective upon the issuance of such press release, the Company acknowledges and agrees that any and all confidentiality or similar obligations under any agreement, whether written or oral, between the Company, any of its Subsidiaries, or any of their respective officers, directors, agents (including, without limitation, the Placement Agent), employees or Affiliates on the one hand, and any of the Purchasers or any of their Affiliates on the other hand, shall terminate and be of no further force or effect. The Company understands and confirms that each Purchaser shall be relying on the foregoing covenant in effecting transactions in securities of the Company. The Company and each Purchaser shall consult with each other in issuing any other press releases with respect to the transactions contemplated hereby, and neither the Company nor any Purchaser shall issue any such press release nor otherwise make any such public statement without the prior consent of the Company, with respect to any press release of any Purchaser, or without the prior consent of each Purchaser, with respect to any press release of the Company, which consent shall not unreasonably be withheld or delayed, except if such disclosure is required by law, in which case the disclosing party shall promptly provide the other party with prior notice of such public statement or communication. Notwithstanding the foregoing, the Company shall not publicly disclose the name of any Purchaser, or include the name of any Purchaser in any filing with the Commission or any regulatory agency or Trading Market, without the prior written consent of such Purchaser, except (a) to the extent required by federal securities law in connection with (i) any resale registration statement contemplated by the Registration Rights Agreement and (ii) the filing of final Transaction Documents with the Commission and (b) to the extent such disclosure is required by law or Trading Market regulations, in which such cases the Company shall (x) obtain prior advice of competent counsel that such disclosure is required, (y) provide the Purchasers with prior notice of such disclosure permitted under this Section 4.4 and (z) reasonably cooperate with such Purchasers regarding such disclosure.

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4.5. Shareholder Rights Plan. No claim will be made or enforced by the Company or, with the consent of the Company, any other Person, that any Purchaser is an “Acquiring Person” under any control share acquisition, business combination, poison pill (including any distribution under a rights agreement) or similar anti-takeover plan or arrangement in effect or hereafter adopted by the Company, or that any Purchaser could be deemed to trigger the provisions of any such plan or arrangement, by virtue of receiving Securities under the Transaction Documents or under any other agreement between the Company and the Purchasers.

4.6. Non-Public Information. Except with respect to the material terms and conditions of the transactions contemplated by the Transaction Documents, which shall be disclosed pursuant to Section 4.4, the Company covenants and agrees that neither it, nor any other Person acting on its behalf will provide any Purchaser or its agents or counsel with any information that constitutes, or the Company reasonably believes constitutes, material non-public information, unless prior thereto such Purchaser shall have consented in writing to the receipt of such information and agreed in writing with the Company to keep such information confidential. The Company understands and confirms that each Purchaser shall be relying on the foregoing covenant in effecting transactions in securities of the Company. To the extent that the Company, any of its Subsidiaries, or any of their respective officers, directors, agents, employees or Affiliates delivers any material, non-public information to a Purchaser without such Purchaser’s consent, the Company hereby covenants and agrees that such Purchaser shall not have any duty of confidentiality to the Company, any of its Subsidiaries, or any of their respective officers, directors, agents, employees or Affiliates, or a duty to the Company, any of its Subsidiaries or any of their respective officers, directors, agents, employees or Affiliates not to trade on the basis of, such material, non-public information, provided that such Purchaser shall remain subject to applicable law. To the extent that any notice provided pursuant to any Transaction Document constitutes, or contains, material, non-public information regarding the Company or any Subsidiaries, the Company shall simultaneously with the delivery of such notice furnish such notice to the Commission pursuant to a Current Report on Form 6-K. If the Company shall fail to so furnish such notice to the Commission within the time period required above, then, in addition to such Purchaser’s other available remedies, such Purchaser shall be entitled (but not obligated) to publicly disclose such material, non-public information, and from and after such failure no Purchaser shall have any duty of confidentiality, or any duty not to trade in the securities of the Company on the basis of, such material, non-public information, in each case to the Company, any of its Subsidiaries, or any of their respective officers, directors, employees, agents or Affiliates, provided that such Purchaser shall remain subject to applicable law. The Company understands and confirms that each Purchaser shall be relying on the foregoing covenant in effecting transactions in securities of the Company.

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4.7. Use of Proceeds. The Company shall use the net proceeds from the sale of the Securities hereunder for general corporate purposes (which for the avoidance of doubt may include acquisitions, in the Company’s discretion), including working capital. The Company shall not use such proceeds: (a) for the satisfaction of any portion of the Company’s debt (other than payment of trade payables in the ordinary course of the Company’s business and prior practices and other than the payment of principal, interest and other amounts due under the Notes), (b) for the redemption of any Ordinary Shares or Ordinary Share Equivalents, (c) for the settlement of any outstanding litigation, if any, or (d) in violation of FCPA or OFAC regulations.

4.8. Indemnification of each Purchaser.

(a) Indemnity. To the fullest extent permitted by applicable law, the Company shall indemnify and hold harmless each Purchaser, its Affiliates and their respective directors, officers, shareholders, members, partners, managers, employees and agents (and any other Person with a functionally equivalent role notwithstanding the lack of such title or any other title), each Person controlling such Purchaser or any such Affiliate within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, the same Persons with respect to each such controlling Person, and the successors and permitted assigns of each of the foregoing (each, a “Purchaser Party”), from and against all losses, liabilities, obligations, claims, damages, judgments, awards, penalties, fines, settlements, interest (including pre- and post-judgment and pre- and post-award interest), diminution in value, and costs and expenses of any kind (including reasonable attorneys’ and expert fees and disbursements, arbitration fees and costs (including arbitrator compensation, administrative fees and deposits), court costs, and costs of investigation, defense, prosecution, appeal, confirmation, vacatur, collection and enforcement of any award or judgment in any jurisdiction), whether direct, indirect, consequential, special, incidental or punitive, including lost profits, and whether or not arising from a third-party claim (collectively, “Losses”), arising out of or relating to (i) any breach of any representation, warranty, covenant or agreement made by the Company in any Transaction Document; (ii) any claim, action, suit, arbitration, investigation, inquiry, subpoena, information or discovery request or other proceeding, whether commenced or threatened and whether or not the Company has knowledge thereof (each, a “Matter”), in which any Purchaser Party is named, involved or requested or required to participate in any capacity, including as a party or witness, brought by or involving any Person (including the Company, any Subsidiary, any Affiliate or shareholder of the Company, any governmental, regulatory or self-regulatory authority, the Escrow Agent, the Transfer Agent, the Placement Agent, or any trustee, receiver or liquidator of the Company), arising out of or relating to any Transaction Document, the transactions contemplated thereby, any securities of the Company issued or issuable under any Transaction Document (including the Securities and any Commitment Shares and Pre-Funded Warrants (each as defined in the ELOC) and any Ordinary Shares issuable thereunder), or any Purchaser Party’s status as an investor in the Company; (iii) any action taken or omitted to be taken by a Purchaser Party in exercising, protecting or enforcing its rights or remedies under any Transaction Document; or (iv) any amount paid or payable by any Purchaser Party to the Escrow Agent, the Transfer Agent or the Placement Agent under or in connection with any Transaction Document.

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The Company shall not be obligated to indemnify a Purchaser Party for Losses to the extent, and only to the extent, expressly determined on the merits against such Purchaser Party, by a final, non-appealable judgment of a court of competent jurisdiction or a final arbitral award no longer subject to vacatur, modification or other challenge (a “Final Determination”), to have been proximately caused by (A) such Purchaser Party’s willful and material breach of an express representation, warranty or covenant made by it in a Transaction Document or (B) such Purchaser Party’s fraud or willful misconduct. No settlement, consent judgment or award, default judgment or award, and no determination in a proceeding to which the applicable Purchaser Party was not a party, constitutes a Final Determination, and no good-faith dispute regarding the satisfaction or waiver of any condition to the funding of any Tranche constitutes a breach for purposes of clause (A).

(b) Registration statements. The Company shall also indemnify each Purchaser Party, to the fullest extent permitted by applicable law, against all Losses arising out of or relating to (i) any untrue or alleged untrue statement of a material fact contained in any registration statement filed pursuant to or in connection with the Registration Rights Agreement or the ELOC, or in any prospectus, preliminary prospectus, form of prospectus, amendment or supplement thereto, or any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein (in the case of a prospectus or supplement, in light of the circumstances under which they were made) not misleading, except to the extent, and only to the extent, based solely upon written information regarding such Purchaser furnished by such Purchaser to the Company expressly for use therein, or (ii) any violation or alleged violation by the Company of the Securities Act, the Exchange Act, any state securities law or any rule or regulation thereunder in connection therewith. Nothing in this Section 4.8 creates or implies any obligation of the Company to register, or any right of any Purchaser Party to require the registration of the Notes or the Note Shares.

(c) Defense; advancement. A Purchaser Party shall promptly notify the Company in writing of any Matter for which it may seek indemnification hereunder, provided that no failure or delay relieves the Company of any obligation except to the extent the Company demonstrates that it was materially prejudiced thereby. The applicable Purchaser Party shall have the exclusive right, in its sole discretion, to control the investigation, defense, prosecution, response, settlement and other handling of any Matter with counsel of its choosing, and the Company shall not control or interfere with any thereof. The Company shall pay all reasonable fees, costs and expenses thereof as and when incurred and shall advance the same within five (5) Business Days after receipt of documentation (which may be redacted to preserve privilege or confidentiality and may consist of summary invoices reasonably identifying the nature and amount thereof), in each case regardless of whether the Company disputes its liability or the amount thereof and without any withholding, delay, reduction or condition as leverage in any dispute. This obligation applies equally to Matters commenced or asserted by the Company or any of its Affiliates. Amounts advanced are repayable only to the extent, and solely in the particular amount, subject to a Final Determination that such amount was proximately and solely caused by conduct described in clause (A) or (B) of Section 4.8(a) (the “Advance Repayment Obligation”), which is the sole obligation of any Purchaser Party to pay any amount to the Company under or in connection with this Section 4.8 or any Matter.. The Company may participate, with its own counsel and at its own expense, in any Matter not brought by the Company or any of its Affiliates, but may not control or interfere with the handling thereof.

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(d) Settlement. With respect to any Matter not brought by the Company or any of its Affiliates, the Company shall not be liable for any settlement effected by a Purchaser Party without the Company’s prior written consent, which shall not be unreasonably withheld, conditioned or delayed, shall be deemed given if the Company does not object in writing within five (5) Business Days after receipt of written notice describing the proposed settlement in reasonable detail, and shall not be required for any settlement imposing solely monetary obligations indemnifiable in full by the Company hereunder and imposing no admission, liability, restriction or non-monetary obligation upon the Company. The Company shall not condition its consent upon any admission or acknowledgment by a Purchaser Party, and the foregoing consent requirement does not apply to any Matter brought by the Company or any of its Affiliates. The Company shall not settle or compromise, or consent to the entry of any judgment or award with respect to, any Matter for which indemnification may be sought hereunder without the prior written consent of the applicable Purchaser Party unless such settlement, judgment or award (i) unconditionally releases such Purchaser Party from all liability arising out of such Matter, (ii) imposes no liability, obligation, restriction or other adverse consequence upon such Purchaser Party, (iii) contains no admission or statement suggesting any fault, culpability or failure to act by or on behalf of such Purchaser Party and (iv) requires no payment by such Purchaser Party.

(e) First-party claims; fees. This Section 4.8 applies to claims between the Company or any of its Affiliates, on the one hand, and any Purchaser Party, on the other hand, including any claim asserted by the Company or any of its Affiliates against a Purchaser Party, regardless of the outcome thereof except as expressly provided in Section 4.8(a), and is not limited to third-party claims; the parties expressly intend this Section 4.8 to displace the American Rule with respect to all Matters and claims within its scope. Losses include all fees, costs and expenses incurred by a Purchaser Party in defending against or responding to any claim by the Company or any of its Affiliates, in prosecuting any claim against the Company or any of its Affiliates arising out of or relating to any Transaction Document, in collecting any amount due under or exercising, protecting or enforcing any right or remedy under any Transaction Document, and in establishing, protecting or enforcing any right under this Section 4.8, in each case whether or not such Purchaser Party ultimately prevails. Notwithstanding Section 5.10, the corresponding provisions of the Notes, any other provision of any Transaction Document or any arbitral rule, no Purchaser Party shall be liable for, or required to pay, reimburse or bear, any attorneys’ fees or disbursements, arbitration fees or costs, court costs or other costs or expenses of the Company or any of its Affiliates arising out of or relating to any Matter, claim, dispute, arbitration, collection or enforcement relating to any Transaction Document, regardless of the outcome thereof, and all fee- and cost-shifting provisions of the Transaction Documents apply solely in favor of, and shall not be applied against, any Purchaser Party. This paragraph does not limit the Advance Repayment Obligation.

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(f) Payment; setoff. All amounts payable under this Section 4.8 shall be paid as and when the applicable Losses are incurred or become payable, free of any setoff, counterclaim, recoupment, deduction, defense or withholding by the Company. A Purchaser Party may deliver written notice describing in reasonable detail the basis for, and the amount (or, if not then reasonably ascertainable, a good-faith estimate) of, any demand for indemnification, advancement, reimbursement, contribution or other payment hereunder (an “Indemnity Notice”); unless the Company delivers a written objection specifying in reasonable detail the particular amounts disputed and the factual and contractual basis therefor within fifteen (15) Calendar Days after receipt thereof, the matters and amounts set forth in the Indemnity Notice are conclusively deemed accepted by the Company and immediately due and payable. No estimate in an Indemnity Notice caps the Company’s liability for the Losses actually incurred, and no objection or dispute suspends, delays or conditions any advancement or payment obligation hereunder. Any amount due to a Purchaser Party hereunder may, at the election of the applicable Purchaser, be set off dollar-for-dollar against any amount then or thereafter payable by such Purchaser to the Company under any Transaction Document, including any unfunded portion of any Tranche; any amount so set off is deemed, for all purposes of the Transaction Documents (including the Notes, Section 2.2 and the Escrow Agreement), to have been paid by such Purchaser and received by the Company, does not reduce the principal amount of any Note or any other amount payable or deliverable to such Purchaser, and does not constitute a failure or refusal to fund any Tranche or a breach of or default under any Transaction Document.

(g) No limitation; contribution. No cap, basket, threshold, deductible, limitation by reference to the Subscription Amount or the value of any securities, exclusion of consequential, special, incidental, indirect or punitive damages, lost profits or diminution in value, exclusive-remedy provision, shortened survival period or other limitation of liability or damages contained in any Transaction Document applies to this Section 4.8 unless it expressly refers to this Section 4.8 and expressly states that it limits the Company’s obligations hereunder. The rights provided in this Section 4.8 are cumulative and in addition to every other right and remedy available to a Purchaser Party under any Transaction Document, at law, in equity or otherwise, and where any provision of any Transaction Document affords a Purchaser Party greater indemnification, advancement, contribution or other protection, the Purchaser Party is entitled to the benefit of the provision affording the greatest protection. If indemnification under this Section 4.8 is unavailable or insufficient to hold a Purchaser Party harmless in respect of any Losses, the Company shall, to the fullest extent permitted by applicable law, contribute one hundred percent (100%) of the amount paid or payable by such Purchaser Party; and only if that allocation is subject to a Final Determination of unenforceability as to particular Losses shall the Company instead contribute in such proportion as reflects the relative fault of the Company and such Purchaser Party, with all acts, statements, omissions and other conduct of the Company, its Subsidiaries and their respective officers, directors, employees, agents, representatives and Affiliates attributable to the Company, and with no act or omission of a Purchaser Party reducing the Company’s obligation except conduct subject to a Final Determination under clause (A) or (B) of Section 4.8(a) that proximately and solely caused the applicable Losses. Notwithstanding anything in any Transaction Document (including Section 5.10 and any indemnification or contribution provision of the Registration Rights Agreement), no Purchaser Party shall be required to indemnify, contribute to, reimburse or pay any amount to the Company, any of its Affiliates or any other Person, other than the Advance Repayment Obligation.

(h) Effect; survival. Notwithstanding Sections 5.5, 5.10, 5.11, 5.13 and 5.17, the corresponding provisions of the Notes and the Registration Rights Agreement, and any other provision of any Transaction Document: (i) each Purchaser Party is an express third-party beneficiary of this Section 4.8 and may enforce it directly, including in any arbitration under Section 5.10, and may seek from any court of competent jurisdiction (to whose jurisdiction the Company irrevocably submits for such purpose) provisional, interim or injunctive relief, the confirmation, recognition or enforcement of any award, and the enforcement of any advancement or payment obligation hereunder; (ii) Section 5.17 applies to any payment to a Purchaser Party under this Section 4.8 as if such Purchaser Party were a Purchaser; (iii) each provision of this Section 4.8 is severable and independently enforceable to the fullest extent permitted by applicable law, and any holding that a provision hereof is invalid or unenforceable shall not affect, impair or be used to construe or limit any other provision hereof; (iv) neither this Section 4.8 nor any other provision of any Transaction Document may be amended, modified, supplemented or waived in a manner that adversely affects the rights of a Purchaser Party under this Section 4.8 without the prior written consent of the applicable Purchaser; and (v) this Section 4.8 survives the Closing, the funding, failure or refusal to fund any Tranche (whether or not any condition thereto was satisfied or waived), any release or non-release of funds from escrow, any conversion, repayment, redemption or cancellation of any Note, the sale, transfer or other disposition of any securities, any rescission or withdrawal under Section 5.14, the termination of any Transaction Document, and the time at which no Purchaser owns any securities of the Company or any Note remains outstanding.

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4.9. Listing of Ordinary Shares. The Company hereby agrees to use its best efforts to maintain the listing or quotation of the Ordinary Shares on the Trading Market on which it is currently listed, and, if and to the extent any Note Shares become issuable upon conversion of the Notes, the Company shall apply to list or quote all of such Note Shares on such Trading Market and promptly secure the listing of all of such Note Shares on such Trading Market. The Company further agrees, if the Company applies to have the Ordinary Shares traded on any other Trading Market, it will then include in such application all of the Note Shares that are then issuable, and will take such other action as is necessary to cause all of such Note Shares to be listed or quoted on such other Trading Market as promptly as possible. The Company will then take all action reasonably necessary to continue the listing and trading of its Ordinary Shares on a Trading Market and will comply in all respects with the Company’s reporting, filing and other obligations under the bylaws or rules of the Trading Market. The Company agrees to maintain the eligibility of the Ordinary Shares for electronic transfer through the Depository Trust Company or another established clearing corporation, including, without limitation, by timely payment of fees to the Depository Trust Company or such other established clearing corporation in connection with such electronic transfer.

4.10. Subsequent Equity Sales.

4.10.1. From the Closing Date until the one hundred eightieth (180th) day thereafter, neither the Company nor any Subsidiary shall, without the prior written consent of the Purchasers holding a majority in interest of the then-outstanding principal amount of the Notes (i) issue, sell, offer enter into any agreement to issue or announce the issuance or proposed issuance of any Ordinary Shares or Ordinary Share Equivalents, (ii) incur any Indebtedness, (iii) enter into any agreement with respect to any of the foregoing, (iv) engage, retain or enter into any agreement or understanding with any investment bank, placement agent, underwriter, broker-dealer, finder or other funding source with respect to any of the foregoing, or (v) file any registration statement or any amendment or supplement thereto, in each case other than as contemplated pursuant to the Registration Rights Agreement or, solely with respect to securities issued pursuant to any share or option plan duly adopted for such purpose by the Board of Directors or a committee of non-employee directors established for such purpose for services rendered to the Company, on Form S-8.

4.10.2. From the date hereof until such time as no Securities remain outstanding, the Company and its Subsidiaries shall be prohibited from effecting or entering into an agreement to effect any issuance by the Company or any of its Subsidiaries of Ordinary Shares or Ordinary Share Equivalents (or a combination of units thereof) involving a Variable Rate Transaction. Any Purchaser shall be entitled to obtain injunctive relief against the Company to preclude any such issuance, which remedy shall be in addition to any right to collect damages.

4.10.3. Notwithstanding the foregoing, this Section 4.10 shall not apply in respect of an Exempt Issuance, except that no Variable Rate Transaction shall be an Exempt Issuance, except for the ELOC.

4.11. Equal Treatment of Purchasers. No consideration (including any modification of any Transaction Document) shall be offered or paid to any Person to amend or consent to a waiver or modification of any provision of the Transaction Documents unless the same consideration is also offered to all of the parties to the Transaction Documents. For clarification purposes, this provision constitutes a separate right granted to each Purchaser by the Company and negotiated separately by each Purchaser, and is intended for the Company to treat the Purchasers as a class and shall not in any way be construed as the Purchasers acting in concert or as a group with respect to the purchase, disposition or voting of Securities or otherwise.

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4.12. Certain Transactions and Confidentiality. Each Purchaser, severally and not jointly with the other Purchasers, covenants that neither it, nor any Affiliate acting on its behalf or pursuant to any understanding with it will execute any purchases or sales, including Short Sales, of any of the Company’s securities during the period commencing with the execution of this Agreement and ending at such time that the transactions contemplated by this Agreement are first publicly announced pursuant to the initial press release as described in Section 4.4. Each Purchaser, severally and not jointly with the other Purchasers, covenants that until such time as the transactions contemplated by this Agreement are publicly disclosed by the Company pursuant to the initial press release as described in Section 4.4, such Purchaser will maintain the confidentiality of the existence and terms of this transaction. Notwithstanding the foregoing and notwithstanding anything contained in this Agreement to the contrary, the Company expressly acknowledges and agrees that (i) no Purchaser makes any representation, warranty or covenant hereby that it will not engage in effecting transactions in any securities of the Company after the time that the transactions contemplated by this Agreement are first publicly announced pursuant to the initial press release as described in Section 4.4, (ii) no Purchaser shall be restricted or prohibited from effecting any transactions in any securities of the Company in accordance with applicable securities laws from and after the time that the transactions contemplated by this Agreement are first publicly announced pursuant to the initial press release as described in Section 4.4 and (iii) no Purchaser shall have any duty of confidentiality or duty not to trade in the securities of the Company to the Company, any of its Subsidiaries, or any of their respective officers, directors, employees, agents or Affiliates after the issuance of the initial press release as described in Section 4.4. Notwithstanding the foregoing, in the case of a Purchaser that is a multi-managed investment vehicle whereby separate portfolio managers manage separate portions of such Purchaser’s assets and the portfolio managers have no direct knowledge of the investment decisions made by the portfolio managers managing other portions of such Purchaser’s assets, the covenant set forth above shall only apply with respect to the portion of assets managed by the portfolio manager that made the investment decision to purchase the Securities covered by this Agreement.

4.13. Form D; Blue Sky Filings. The Company agrees to timely file a Form D with respect to the Securities as required under Regulation D. The Company shall take such action as the Company shall reasonably determine is necessary in order to obtain an exemption for, or to qualify the Securities for, sale to the Purchasers at the Closing under applicable securities or “Blue Sky” laws of the states of the United States, and shall provide evidence of such actions promptly upon request of any Purchaser.

4.14. Capital Changes. Until the date that is one hundred eighty (180) days after the Closing Date, the Company shall not undertake a reverse or forward stock split or reclassification of the Ordinary Shares without the prior written consent of the Purchasers holding a majority in interest of the then-outstanding principal amount of the Notes; provided, however, that nothing herein will prevent the Company from seeking and obtaining a stock combination required to meet the continued listing standards of the Company’s principal Trading Market. Notwithstanding the foregoing, neither the prior written consent of the Purchasers nor compliance with this Section shall be required in connection with any reverse stock split of the issued and outstanding Ordinary Shares that is approved by the Board of Directors and authorized as contemplated by Section 2.2.5, provided that any such reverse stock split reduces only the number of issued and outstanding Ordinary Shares and does not reduce the number of authorized Ordinary Shares.

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4.15. Acknowledgment of Dilution. The Company acknowledges that the issuance of the Securities may result in dilution of the outstanding Ordinary Shares, which dilution may be substantial under certain market conditions. The Company further acknowledges that its obligations under the Transaction Documents, including, without limitation, its obligation to issue the Note Shares pursuant to the Transaction Documents, are unconditional and absolute and not subject to any right of set off, counterclaim, delay or reduction, regardless of the effect of any such dilution or any claim the Company may have against any Purchaser and regardless of the dilutive effect that such issuance may have on the ownership of the other stockholders of the Company.

4.16. Lock-Up Agreements. The Company shall not amend, modify, waive or terminate any provision of any of the Lock-Up Agreements (and any lock-up agreements contemplated in the Lock-Up Agreements) except to extend the term of the lock-up period and shall enforce the provisions of each Lock-Up Agreement (and any lock-up agreements contemplated in the Lock-Up Agreements) in accordance with its terms. If any party to a Lock-Up Agreement (and any lock-up agreements contemplated in the Lock-Up Agreements) breaches any provision of a Lock-Up Agreement, the Company shall promptly use its best efforts to seek specific performance of the terms of such Lock-Up Agreement (and any lock-up agreements contemplated in the Lock-Up Agreements).

4.17. Registration Rights Agreement. On the date hereof, the Company shall enter into the Registration Rights Agreement and shall not amend, modify, waive or terminate any provision of the Registration Rights Agreement, except pursuant to the terms of the Registration Rights Agreement.

4.18. Most Favored Nation. From the date hereof and for so long as any Note is outstanding, the Company shall not enter into any agreement for the sale or issuance of its securities, or incur any indebtedness for borrowed money (including any merchant cash advance, factoring, receivables financing, sale of future receivables or similar financing arrangement) (in each case, other than an Exempt Issuance) (including securities convertible into or exercisable for Ordinary Shares or Ordinary Share Equivalents) to any individual or entity (an “Other Investor”) that provides such Other Investor with rights, terms, or benefits that are more favorable in any material respect than those granted to the Purchasers under this Agreement, without offering the Purchasers such more favorable rights, terms, or benefits. In the event the Company intends to offer such more favorable rights, terms, or benefits to any Other Investor, it shall promptly, but in no event later than five (5) Business Days, prior to entering into such agreement, provide written notice to the Purchasers (the “MFN Notice”), which shall include reasonable detail of such more favorable terms and any related agreements. The Purchasers shall have the right, exercisable by written notice to the Company, to receive the benefit of such more favorable terms, which shall automatically amend this Agreement and any Securities held by the Purchasers to incorporate such more favorable terms. If the Purchasers elects to accept such terms, the Company and the Purchasers agree to execute such documentation as may be reasonably necessary to effectuate the amendment of this Agreement and the Securities, including the physical exchange of securities if required. Notwithstanding the foregoing, this Section shall not apply to any subsequent financing where the proceeds will be used to repay the entire outstanding principal portion of the Notes.

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4.19. Reservation of Ordinary Shares. As of the date hereof, the Company has reserved and shall continue to reserve and keep available at all times, free of preemptive rights, not less than two hundred percent (200%) of the number of Ordinary Shares issuable upon conversion in full of the Notes, calculated in accordance with the reserve requirements set forth in the Notes and without regard to any limitations upon conversion of the Notes. If at any time while the Notes remain outstanding, the Company does not have a sufficient number of Ordinary Shares available to satisfy the foregoing reserve requirement and honor the conversion in full of all outstanding Notes, the Company shall allocate the available Ordinary Shares on a pro rata basis among all Purchasers entitled to convert the Notes, and then the Company shall promptly take all action necessary to increase the number of authorized and available Ordinary Shares so that the Company is able to maintain the reserve required by this Section 4.19 and issue all Note Shares in full.

4.20. Conversion Procedures. The form of Notice of Conversion included in the Notes sets forth the totality of the procedures required of the Purchasers in order to convert the Notes to the extent conversion is permitted thereunder. For the avoidance of doubt, the Notes are convertible into Note Shares only following an Event of Default (as defined in the Notes) and on or after the date that is one hundred eighty (180) days following the issuance date of the applicable Note, in each case at the sole discretion of the holder thereof, at the conversion price set forth in the Notes and subject to the beneficial ownership and conversion limitations (including a limitation on conversion of no more than 4.99% of the issued and outstanding Ordinary Shares at any one time) set forth in the Notes. No additional legal opinion, other information or instructions shall be required of the Purchasers to convert their Notes. Without limiting the preceding sentences, no ink-original Notice of Conversion shall be required, nor shall any medallion guarantee (or other type of guarantee or notarization) of any Notice of Conversion form be required in order to convert the Notes. The Company shall honor conversions of the Notes and shall deliver Note Shares in accordance with the terms, conditions and time periods set forth in the Transaction Documents and the Notes.

4.21. Reverse Stock Split. If at any time the Company’s Ordinary Shares is quoted or listed on a Trading Market below $1.00 per share for ten (10) consecutive trading days, the Company shall immediately take all action to effect a reverse stock split in such a ratio such that the per share price of the Company’s Ordinary Shares immediately after giving effect to such split is at least $3.00 per share.

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5.	Miscellaneous.

5.1. Termination. This Agreement may be terminated by any Purchaser, as to such Purchaser’s obligations hereunder only and without any effect whatsoever on the obligations between the Company and the other Purchasers, by written notice to the other parties, if the Closing has not been consummated on or before the fifth (5th) Trading Day following the date hereof; provided, however, that no such termination will affect the right of any party to sue for any breach by any other party (or parties).

5.2. Fees and Expenses. Except as expressly set forth in the Transaction Documents to the contrary, each party shall pay the fees and expenses of its advisers, counsel, accountants and other experts, if any, and all other expenses incurred by such party incident to the negotiation, preparation, execution, delivery and performance of this Agreement. The Company shall pay all Transfer Agent fees (including, without limitation, any fees required for same-Calendar Day processing of any instruction letter delivered by the Company and any conversion notice delivered by a Purchaser), stamp taxes and other taxes and duties levied in connection with the delivery of any Securities to the Purchasers. In addition, the Company shall pay to the Purchasers, in the aggregate, up to US$30,000 for their legal review and due diligence expenses in connection with the transactions contemplated hereby, payable upon the release of the Initial Tranche Amount from escrow to the Company.

5.3. Entire Agreement. The Transaction Documents, together with the exhibits and schedules thereto, contain the entire understanding of the parties with respect to the subject matter hereof and thereof and supersede all prior agreements and understandings, oral or written, with respect to such matters, which the parties acknowledge have been merged into such documents, exhibits and schedules.

5.4. Notices. Any and all notices or other communications or deliveries required or permitted to be provided hereunder shall be in writing and shall be deemed given and effective on the earliest of: (a) the time of transmission, if such notice or communication is delivered via email at the email address as set forth on the signature pages attached hereto at or prior to 5:30 p.m. (New York City time) on a Trading Day, (b) the next Trading Day after the time of transmission, if such notice or communication is delivered via email at the email address as set forth on the signature pages attached hereto on a Calendar Day that is not a Trading Day or later than 5:30 p.m. (New York City time) on any Trading Day, (c) the second (2nd) Trading Day following the date of mailing, if sent by U.S. nationally recognized overnight courier service; provided notification shall also be delivered by email, or (d) upon actual receipt by the party to whom such notice is required to be given. The address for such notices and communications shall be as set forth on the signature pages attached hereto. To the extent that any notice provided pursuant to any Transaction Document constitutes, or contains material, non-public information regarding the Company or any of the Subsidiaries, the Company shall simultaneously furnish such notice to the Commission pursuant to a Current Report on Form 6-K; provided however, that the Purchaser shall have the right to waive the requirement to disclose the information contained in the notice, unless such filing is otherwise required by any applicable laws.

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5.5. Amendments; Waivers. No provision of this Agreement may be waived, modified, supplemented or amended except in a written instrument signed, in the case of an amendment, by the Company and Purchasers that hold a majority in interest of the then-outstanding principal amount of the Notes or, in the case of a waiver, by the party against whom enforcement of any such waived provision is sought, provided that if any amendment, modification or waiver disproportionately and adversely impacts a Purchaser (or multiple Purchasers), the consent of such disproportionately impacted Purchaser (or multiple Purchasers) shall also be required. No waiver of any default with respect to any provision, condition or requirement of this Agreement shall be deemed to be a continuing waiver in the future or a waiver of any subsequent default or a waiver of any other provision, condition or requirement hereof, nor shall any delay or omission of any party to exercise any right hereunder in any manner impair the exercise of any such right. Any proposed amendment or waiver that disproportionately, materially and adversely affects the rights and obligations of any Purchaser relative to the comparable rights and obligations of the other Purchasers shall require the prior written consent of such adversely affected Purchaser. Any amendment effected in accordance with this Section 5.5 shall be binding upon each Purchaser and holder of Securities and the Company.

5.6. Headings. The headings herein are for convenience only, do not constitute a part of this Agreement and shall not be deemed to limit or affect any of the provisions hereof.

5.7. Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the parties and their successors and permitted assigns. The Company may not assign this Agreement or any rights or obligations hereunder without the prior written consent of each Purchaser. Any Purchaser may assign any or all of its rights under this Agreement to any Person to whom such Purchaser assigns or transfers any Securities, provided that such transferee agrees in writing to be bound, with respect to the transferred Securities, by the provisions of the Transaction Documents that apply to the “Purchasers.”

5.8. No Third-Party Beneficiaries. The Placement Agent shall be the third-party beneficiary of the representations, warranties, covenants, closing conditions and closing deliverables of the Company in this Agreement, including those in Section 3.1 and the representations and warranties of the Purchasers in Section 3.2. This Agreement is intended for the benefit of the parties hereto and their respective successors and permitted assigns and is not for the benefit of, nor may any provision hereof be enforced by, any other Person, except as otherwise set forth in Section 4.8 and this Section 5.8.

5.9. Governing Law. All questions concerning the construction, validity, enforcement and interpretation of the Transaction Documents shall be governed by and construed and enforced in accordance with the law of the State of Wyoming without regard to the principles of conflicts of law thereof.

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5.10. Arbitration. Each party agrees that all legal proceedings concerning the interpretation, enforcement and defense of the transactions contemplated by any of the Transaction Documents (whether brought against a party hereto or its respective Affiliates, directors, officers, stockholders, employees or agents) shall be commenced exclusively by arbitration administered by Mediation and Civil Arbitration, Inc. d/b/a RapidRuling (www.rapidruling.com) in accordance with its Commercial Arbitration Rules effective at the time a claim is made (the “Rules”), and judgment on the award rendered by the arbitrator(s) may be entered in any court having jurisdiction thereof. Arbitrators shall be appointed by RapidRuling. The place of arbitration shall be New York, New York, and any hearing shall be held via video or telephone conference. The parties hereto agree that no objection shall be taken to the decision, order or award of the tribunal following any such hearing on the basis that the hearing was held by video or telephone conference. The parties hereto consent to electronic service of process, with service to be made to the following email addresses: the Company: sfaucetta@abitgrp.com, with a copy to tony.basch@kaufcan.com, and Purchaser: [●]. All such service of process may come from the opposing party’s email listed here, efile@rapidruling.com. The parties hereto shall list all said email addresses as “safe senders” (or other whitelist) and are responsible to check their “SPAM” and “junk” type incoming messages on a daily basis. In any such arbitration award, the arbitrator shall require the breaching party (if any), as finally determined by the arbitrator, to pay the non-breaching Party’s costs and expenses (including such nonbreaching party’s reasonable attorneys’ fees, arbitration costs, court costs, and other expenses) associated with enforcing the Agreement and collecting any judgment related thereto. In the event that any provision of this Agreement is invalid or unenforceable under any applicable statute or rule of law, then such provision shall be deemed inoperative to the extent that it may conflict therewith and shall be deemed modified to conform with such statute or rule of law. Any such provision which may prove invalid or unenforceable under any law shall not affect the validity or enforceability of any other provision of any agreement.

5.11. Survival. The representations and warranties contained herein shall survive the Closing and the delivery of the Securities.

5.12. Execution. This Agreement may be executed in two or more counterparts, all of which when taken together shall be considered one and the same agreement and shall become effective when counterparts have been signed by each party and delivered to each other party, it being understood that the parties need not sign the same counterpart. If any signature is delivered by e-mail delivery of a “.pdf” format data file, such signature shall create a valid and binding obligation of the party executing (or on whose behalf such signature is executed) with the same force and effect as if such “.pdf” signature page were an original thereof.

5.13. Severability. If any term, provision, covenant or restriction of this Agreement is held by a court of competent jurisdiction to be invalid, illegal, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions set forth herein shall remain in full force and effect and shall in no way be affected, impaired or invalidated, and the parties hereto shall use their commercially reasonable efforts to find and employ an alternative means to achieve the same or substantially the same result as that contemplated by such term, provision, covenant or restriction. It is hereby stipulated and declared to be the intention of the parties that they would have executed the remaining terms, provisions, covenants and restrictions without including any of such that may be hereafter declared invalid, illegal, void or unenforceable.

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5.14. Rescission and Withdrawal Right. Notwithstanding anything to the contrary contained in (and without limiting any similar provisions of) any of the other Transaction Documents, whenever any Purchaser exercises a right, election, demand or option under a Transaction Document and the Company does not timely perform its related obligations within the periods therein provided, then such Purchaser may rescind or withdraw, in its sole discretion from time to time upon written notice to the Company, any relevant notice, demand or election in whole or in part without prejudice to its future actions and rights; provided, however, that, in the case of a rescission of a conversion of a Note, the applicable Purchaser shall be required to return any Ordinary Shares subject to any such rescinded Notice of Conversion concurrently with the restoration of such Purchaser’s Note so converted and such Purchaser’s right to acquire such Note Shares upon conversion of such Note (including, issuance of a replacement book-entry statement (or certificate) evidencing such restored Note).

5.15. Replacement of Securities. If any certificate or instrument evidencing any Securities is mutilated, lost, stolen or destroyed, the Company shall issue or cause to be issued in exchange and substitution for and upon cancellation thereof (in the case of mutilation), or in lieu of and substitution therefor, a new certificate or instrument, but only upon receipt of evidence reasonably satisfactory to the Company of such loss, theft or destruction. The applicant for a new certificate or instrument under such circumstances shall also pay any reasonable third-party costs (including customary indemnity) associated with the issuance of such replacement Securities.

5.16. Remedies. In addition to being entitled to exercise all rights provided herein or granted by law, including recovery of damages, each of the Purchasers and the Company will be entitled to specific performance under the Transaction Documents. The parties agree that monetary damages may not be adequate compensation for any loss incurred by reason of any breach of obligations contained in the Transaction Documents and hereby agree to waive and not to assert in any Action for specific performance of any such obligation the defense that a remedy at law would be adequate.

5.17. Payment Set Aside. To the extent that the Company makes a payment or payments to any Purchaser pursuant to any Transaction Document or a Purchaser enforces or exercises its rights thereunder, and such payment or payments or the proceeds of such enforcement or exercise or any part thereof are subsequently invalidated, declared to be fraudulent or preferential, set aside, recovered from, disgorged by or are required to be refunded, repaid or otherwise restored to the Company, a trustee, receiver or any other Person under any law (including, without limitation, any bankruptcy law, state or federal law, common law or equitable cause of action), then to the extent of any such restoration the obligation or part thereof originally intended to be satisfied shall be revived and continued in full force and effect as if such payment had not been made or such enforcement or setoff had not occurred.

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5.18. Independent Nature of Purchasers’ Obligations and Rights. The obligations of each Purchaser under any Transaction Document are several and not joint with the obligations of any other Purchaser, and no Purchaser shall be responsible in any way for the performance or non-performance of the obligations of any other Purchaser under any Transaction Document. Nothing contained herein or in any other Transaction Document, and no action taken by any Purchaser pursuant hereto or thereto, shall be deemed to constitute the Purchasers as a partnership, an association, a joint venture or any other kind of entity, or create a presumption that the Purchasers are in any way acting in concert or as a group with respect to such obligations or the transactions contemplated by the Transaction Documents. Each Purchaser shall be entitled to independently protect and enforce its rights including, without limitation, the rights arising out of this Agreement or out of the other Transaction Documents, and it shall not be necessary for any other Purchaser to be joined as an additional party in any Proceeding for such purpose. Each Purchaser has been represented by its own separate legal counsel in its review and negotiation of the Transaction Documents. For reasons of administrative convenience only, each Purchaser and its respective counsel have chosen to communicate with the Company through the legal counsel to the Placement Agent. The legal counsel of the Placement Agent does not represent any of the Purchasers and only represents the Placement Agent. The Company has elected to provide all Purchasers with the same terms and Transaction Documents for the convenience of the Company and not because it was required or requested to do so by any of the Purchasers. It is expressly understood and agreed that each provision contained in this Agreement and in each other Transaction Document is between the Company and a Purchaser, solely, and not between the Company and the Purchasers collectively and not between and among the Purchasers.

5.19. Liquidated Damages. The Company’s obligations to pay any partial liquidated damages or other amounts owing under the Transaction Documents is a continuing obligation of the Company and shall not terminate until all unpaid partial liquidated damages and other amounts have been paid notwithstanding the fact that the instrument or security pursuant to which such partial liquidated damages or other amounts are due and payable shall have been canceled.

5.20. Saturdays, Sundays, Holidays, etc. If the last or appointed Calendar Day for the taking of any action or the expiration of any right required or granted herein shall not be a Business Day, then such action may be taken or such right may be exercised on the next succeeding Business Day.

5.21. Construction. The parties agree that each of them and/or their respective counsel have reviewed and had an opportunity to revise the Transaction Documents and, therefore, the normal rule of construction to the effect that any ambiguities are to be resolved against the drafting party shall not be employed in the interpretation of the Transaction Documents or any amendments thereto. In addition, each and every reference to share prices and Ordinary Shares in any Transaction Document shall be subject to adjustment for reverse and forward stock splits, stock dividends, stock combinations and other similar transactions of the Ordinary Shares that occur after the date of this Agreement.

5.22. WAIVER OF JURY TRIAL. IN ANY ACTION, SUIT, OR PROCEEDING IN ANY JURISDICTION BROUGHT BY ANY PARTY AGAINST ANY OTHER PARTY, THE PARTIES EACH KNOWINGLY AND INTENTIONALLY, TO THE GREATEST EXTENT PERMITTED BY APPLICABLE LAW, HEREBY ABSOLUTELY, UNCONDITIONALLY, IRREVOCABLY AND EXPRESSLY WAIVES FOREVER TRIAL BY JURY.

[ABTS Securities Purchase Agreement Signature Pages Follow]

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[ABTS Securities Purchase Agreement – Company Signature Page]

IN WITNESS WHEREOF, the parties hereto have caused this Securities Purchase Agreement to be duly executed by their respective authorized signatories as of the date first indicated above.

ABITS GROUP INC.		Address for Notice:

By:		Email:
Name:	Stephen Faucetta
Title:	Chief Investment Officer

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[ABTS Securities Purchase Agreement – Purchaser Signature Page]

IN WITNESS WHEREOF, the undersigned has caused this Securities Purchase Agreement to be duly executed by its authorized signatory as of the date first indicated above.

Name of Purchaser:	[●]

Signature of Authorized Signatory of Purchaser:

Name of Authorized Signatory:	[●]

Title of Authorized Signatory:	[●]

Email Address of Authorized Signatory:	[●]

Address for Notice to Purchaser:	[●]

Address for Delivery of Securities to Purchaser (if not same as address for notice):	[●]

Subscription Amount:	[●]

Tranche Percentage:	[●]%

Principal Amount of Note:	[●]

Beneficial Ownership Blocker:	[●]

Employer Identification Number:	[●]

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Exhibit 1.36.1

Form of Note

Exhibit 1.32.1

Form of Lock-Up Agreement

Exhibit 1.32.2

Lock-Up Parties

Exhibit 1.48

Form of Registration Rights Agreement

Exhibit 1.19

Form of ELOC